Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TIGER X MEDICAL, INC.,

BIOCARDIA, INC.,

ICICLE ACQUISITION CORP.,

and

JAY MOYES, as the Company Representative

and

STEVEN RUBIN, as the Parent Representative

Dated as of August 22, 2016

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is entered into as of August 22, 2016, by and among Tiger X Medical, Inc., a Delaware corporation (“Parent”); Icicle Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”); BioCardia, Inc., a Delaware corporation (the “Company”); Jay Moyes, as the representative of the Company Securityholders hereunder (the “Company Representative”); and Steven Rubin, as the initial Parent Representative. Parent, Merger Sub and Company are each a “party” and together are “parties” to this Agreement.

R E C I T A L S

WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company have each approved the acquisition of the Company, by merger of the Merger Sub with and into the Company, with Company surviving such merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding shares of the capital stock of the Company will be converted into the right to receive the Merger Consideration (as defined herein);

WHEREAS, the Board of Directors of each of Merger Sub and the Company have, pursuant to the Laws of their respective states of organization, declared that this Agreement is advisable, fair and in the best interests of their respective stockholders; and

WHEREAS, for United States federal income tax purposes, each party intends that the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be, and is hereby, adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound the parties agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided,

(a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

(c) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

(d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

As used in this Agreement and the schedules or disclosure letters delivered pursuant to this Agreement, the following definitions shall apply:

“Accredited Investor” has the meaning set forth in Section 6.1(c).

“Action” means any action, complaint, claim, charge, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any mediator, arbitrator or Governmental Entity.

“Adjusted Exercise Price” has the meaning set forth in Section 2.11(a).

“Adjustment Holdback Shares” has the meaning set forth in Section 2.9(a).

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” as used in the preceding sentence means the power to direct or cause the direction of the management or policies of such Person whether by ownership of voting securities, contract, or otherwise.

“Agreement” means this Agreement and Plan of Merger, as amended or supplemented, together with all exhibits, schedules and disclosure letters attached hereto or incorporated by reference.

“Approval” means any approval, authorization, clearance, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

“Authorized Action” has the meaning set forth in Section 11.16(c) and 11.17(c), as applicable.

“Basket Amount” has the meaning set forth in Section 10.6.

“Benefit Plan” shall mean any benefit and compensation plan, contract, policy or arrangement covering employees or former employees and leased employees, directors, officers, shareholders or independent contractors (in each case either current or former) of the Company (or predecessors thereof) or any Company ERISA Affiliate, including, but not limited to any “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA); any “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); any incentive compensation plan; any employment, consulting, termination, retention, indemnification or severance agreement, plan or arrangement; any stock ownership, stock bonus, stock option, restricted stock, stock appreciation right, profits interest, membership unit award, stock purchase, phantom stock or bonus plan; any nonqualified deferred compensation plan (within the meaning of Section 409A of the Code); and any fringe benefit or perquisite plan, arrangement or policy; in each case, (whether funded or unfunded, written or oral, qualified or nonqualified), that is sponsored, maintained or contributed to or required to be contributed to by the Company or any Company ERISA Affiliate.

“Book-Entry Shares” has the meaning set forth in Section 2.8.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Capitalization” means the Company Capitalization and the Parent Capitalization, as applicable.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 2.8.

“Change of Control Payments” means any payment obligations of the Company or the Parent, as applicable, together with (where applicable) the employer portion of any Taxes due thereon, triggered by the consummation of the transactions contemplated by this Agreement, including (i) any severance benefits or any other payment (including golden parachute, bonus or benefits under any benefit plan) to any employee, (ii) any acceleration in the time for payment or vesting of any benefits or increase in the amount of compensation due to any employee, and (iii) any payment due to a third party triggered by the consummation of the transactions contemplated by this Agreement; provided, however, that Change of Control Payments will not include the items in Schedule 6.1(e) hereto or any Transaction Expenses.

“Closing” has the meaning set forth in Section 2.15.

“Closing Date” means the date of the Closing as set forth in Section 2.15.

“Closing Net Cash” means the Company Net Cash or the Parent Net Cash, as applicable.

“Closing Shares” has the meaning set forth in Section 2.9.

“Closing Statement” has the meaning set forth in Section 2.6.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company 2015 Convertible Notes” has the meaning set forth in Section 3.3.

“Company 2016 Convertible Notes” has the meaning set forth in Section 3.3.

“Company Adjusted Option” has the meaning set forth in Section 2.11.

“Company Balance Sheet” means the Company’s unaudited balance sheet as of June 30, 2016.

“Company Board Recommendation” has the meaning set forth in Section 3.7.

“Company Capitalization” means the number of shares of Company Common Stock outstanding immediately prior to the Merger, including shares issuable on conversion or exercise of (i) outstanding Company Preferred Stock, (ii) outstanding Company 2015 Convertible Notes and Company 2016 Convertible Notes, (iii) outstanding Company Stock Options (whether vested or unvested) or (iv) any other security or instrument convertible into or exercisable for Company Common Stock, but excluding up to 11,019,075 shares issuable upon exercise of options that begin vesting and become exercisable after the Closing.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Convertible Notes” means the Company 2015 Convertible Notes and the Company 2016 Convertible Notes, collectively.

“Company Covered Persons” has the meaning set forth in Section 3.10.

“Company Disclosure Letter” has the meaning set forth in ARTICLE III.

“Company ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“Company Financial Statements” (a) as of the date hereof, means (i) the Company’s audited balance sheet dated December 31, 2014; and (ii) the Company’s audited statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2014, and (b) as of the Closing Date, means (i) the Company’s audited balance sheets dated December 31, 2015 and December 31, 2014, and unaudited balance sheet dated June 30, 2016; and (ii) the Company’s audited statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2015 and December 31, 2014, and unaudited statements of operations, changes in stockholders’ equity and cash flows for the six-month period ended June 30, 2016.

“Company Indemnified Party” has the meaning set forth in Section 10.2(a).

“Company Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property, collectively.

“Company Material Agreement” has the meaning set forth in Section 3.16(a).

“Company Net Cash” means the Company’s (a) (i) cash on-hand or held in any bank account as of the date hereof, including money market accounts or money orders, but net of uncleared checks, ACH transfers, wire transfers and similar debits, (ii) receivables, net of allowances and reserves, as of the date hereof, (iii) the Maryland Stem Cell Grant Amount, and (iv) the amount of cash proceeds from the sale of Company 2016 Convertible Notes in the bank accounts of the Company immediately prior to the Effective Time, minus (b) (i) all payables, accrued liabilities and accrued expenses (but excluding Transaction Expenses and Excluded Expenses), each outstanding or accrued as of the date hereof, (ii) all Indebtedness and Change of Control Payments, each as of the Effective Time, whether or not any such Indebtedness and Change of Control Payments would be required to be reflected in the financial statements of the Company in accordance with GAAP, and (iii) all liabilities and expenses incurred or accrued by the Company outside of the ordinary course of business consistent with past practices (excluding Transaction Expenses) after the date hereof and at or prior to the Effective Time, whether or not any such liabilities and expenses would be required to be reflected in the financial statements of the Company in accordance with GAAP. For the avoidance of doubt, any liability or expense arising in connection with or related to a violation of Section 6.1(e) hereof shall be deemed outside the ordinary course of business pursuant to this definition. Except as otherwise provided herein, Company Net Cash (and each component thereof) shall be determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited financial statements of the Company for the most recent fiscal year end.

“Company Patents” means all Patents included in the Owned Intellectual Property and all Patents included in the Licensed Intellectual Property to the extent exclusively licensed to the Company.

“Company Policy” has the meaning set forth in Section 3.21.

“Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

“Company Representative” has the meaning set forth in the Recitals.

“Company Securityholders” means the Company Stockholders and the holders of Company Stock Options.

“Company Shares” has the meaning set forth in Section 2.7.

“Company Stock Options” means the outstanding options to purchase Company Common Stock as of immediately prior to the Effective Time.

“Company Stock Plans” means the Company’s 2002 Stock Option Plan and 2016 Equity Incentive Plan.

“Company Stockholder” means any holder of Company Shares as of the Effective Time. For the avoidance of doubt, Company Stockholder includes the holders of Company Preferred Stock and Company Convertible Notes that will convert into Company Shares immediately prior to the Effective Time.

“Company Stockholder Approval” means the requisite affirmative consent of the holders of capital stock the Company approving the Merger and the other transactions contemplated hereby pursuant to the DGCL and the certificate of incorporation, bylaws or other organizational documents of the Company, including the affirmative consent of the holders of (a) at least a majority of the outstanding shares of Company Common Stock and Company Preferred Stock to the Merger and (b) at least a majority of the Company Preferred Stock to the conversion of the Company Preferred Stock to Company Common Stock as of immediately prior to the Effective Time.

“Company Warrants” means the Company’s issued and outstanding warrants to purchase Company Common Stock or Company Preferred Stock as of immediately prior to the Effective Time.

“Contract” means any agreement, contract, arrangement, bond, loan commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing to which a Person is a party or by which such Person is bound.

“Damages” has the meaning set forth in Section 10.2(a).

“DGCL” has the meaning set forth in Section 2.1.

“Director Nominees” has the meaning set forth in Section 5.6.

“Disputed Amounts” has the meaning set forth in Section 2.18(b).

“Dissenting Shares” has the meaning set forth in Section 2.10.

“Disqualification Events” has the meaning set forth in Section 3.10.

“Effective Time” has the meaning set forth in Section 2.2.

“Eligible Market” means the NASDAQ Stock Market or any other stock exchange upon which shares of Parent Common Stock shall be listed at any given time.

“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“Environmental Laws” means all Laws, all contractual obligations and all common law concerning public health or safety, worker health or safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation, odors or mold.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Ratio” has the meaning set forth in Section 2.7.

“Excluded Expenses” means the expenses identified as such on Schedule 1.1 hereto.

“FDA” means the United States Food and Drug Administration, or any successor entity thereto.

“Final Exchange Ratio” means the Exchange Ratio as fully and finally determined in accordance with Section 2.18 hereof.

“Form 8-K” has the meaning set forth in Section 6.1(d).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Substance” means any substance, waste or material which is regulated by or as to which Liability or standards of conduct may be imposed under any Environmental Law, including petroleum, petroleum by-products and derivatives, mold, noise, odor, asbestos, lead and silica.

“Holdback Period” has the meaning set forth in Section 10.3.

“Holdback Shares” has the meaning set forth in Section 2.9(a).

“ICE” has the meaning set forth in Section 3.18(a).

“Indebtedness” means, without duplication, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business consistent with past practice and any deferred liability related to the grant from the Maryland Stem Cell Research Fund), (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments (excluding the Company 2015 Convertible Notes and Company 2016 Convertible Notes to the extent converted at or prior to the Closing); (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; and (g) guarantees made by the Company or the Parent, as applicable, on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f).

“Indemnity Holdback Shares” has the meaning set forth in Section 2.9(a).

“Independent Accountant” has the meaning set forth in Section 2.18(b).

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Liabilities as they come due, (ii) such Person is unable to pay its debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means all intellectual property, industrial property, or proprietary rights arising in any jurisdiction throughout the world, including but not limited to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all works of authorship (whether copyrightable or not), all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, experimental designs, manufacturing and production processes and techniques, technical and clinical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, object code, diagrams, data and related documentation), (g) all other similar intellectual and proprietary rights, (h) all copies and tangible embodiments of the foregoing, in whatever form or medium, (i) licenses, immunities, covenants not to sue and the like relating to the foregoing, and (j) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“Intellectual Property Licenses” has the meaning set forth in Section 3.12(f).

“Investor Letter” has the meaning set forth in Section 6.1(c).

“Knowledge” or “Known” shall mean, (A) with respect to the Company, the actual knowledge, after reasonable investigation with respect to matters under his supervision, of Peter Altman, David McClung, Eric Druckers, Andrew Mackenzie, Phil Pesta, and Rick Allen, and (B) with respect to the Parent or the Merger Sub, the actual knowledge, after reasonable investigation with respect to matters under his supervision, of Steven Rubin and Joshua Weingard.

“Law” means any federal, state or local law, statute, rule, regulation, ordinance, code, regulation, arbitration award or other legally enforceable requirement of or by any Governmental Entity and any Order.

“Letter of Transmittal” has the meaning set forth in Section 2.14(a).

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, unliquidated or otherwise, and whether due or to become due, and regardless of when or by whom asserted).

“Liability Cap” has the meaning set forth in Sections 10.4 and 10.5, as applicable.

“Lock-Up Agreements” has the meaning set forth in Section 5.4.

“Maryland Stem Cell Grant Amount” means cash amounts not yet received by the Company under the $750,000 grant from the Maryland Stem Cell Research Fund as of the Closing Date.

“Material Adverse Effect” means, with respect to any Person, (i) a material adverse effect on the condition (financial or otherwise), business, prospects, assets, liabilities, or results of operations of such Person; or (ii) a material adverse effect on the ability of such Person to consummate the transactions contemplated by this Agreement.

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 2.7.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Note Conversion” has the meaning set forth in Section 7.1(f).

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

“Outside Termination Date” has the meaning set forth in Section 9.1(b)(i).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Capitalization” means the number of shares of Parent Common Stock outstanding immediately prior to the Merger, including shares issuable on conversion of Parent Preferred Stock or exercise of outstanding Parent Stock Options or Parent Warrants.

“Parent Common Stock” means the common stock, par value $0.001 per share, of the Parent.

“Parent Covered Persons” has the meaning set forth in Section 4.6.

“Parent Disclosure Letter” has the meaning set forth in ARTICLE IV.

“Parent Financial Statements” has the meaning set forth in Section 4.5.

“Parent Indemnified Party” has the meaning set forth in Section 10.2(b).

“Parent Net Cash” means the Parent’s and Merger Sub’s consolidated (a) (i) cash on-hand or held in any bank account as of the date hereof, including money market accounts or money orders, but net of uncleared checks, ACH transfers, wire transfers and similar debits, and (ii) receivables, net of allowances and reserves, as of the date hereof, minus (b) (i) all payables, accrued liabilities and accrued expenses (but excluding Transaction Expenses), each outstanding or accrued as of the date hereof, (ii) all Indebtedness and Change of Control Payments, each as of the Effective Time, whether or not any such

Indebtedness and Change of Control Payments would be required to be reflected in the consolidated financial statements of Parent and Merger Sub in accordance with GAAP, and (iii) all liabilities and expenses incurred or accrued by Parent or Merger Sub outside of the ordinary course of business consistent with past practices (excluding Transaction Expenses) after the date hereof and at or prior to the Effective Time, whether or not any such liabilities and expenses would be required to be reflected in the consolidated financial statements of Parent and Merger Sub in accordance with GAAP. For the avoidance of doubt, any liability or expense arising in connection with or related to a violation of Section 6.1(e) hereof shall be deemed outside the ordinary course of business pursuant to this definition. Except as otherwise provided herein, Parent Net Cash (and each component thereof) shall be determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited consolidated financial statements of Parent and its Subsidiaries for the most recent fiscal year end.

“Parent Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Parent.

“Parent Representative” has the meaning set forth in Section 11.17(a).

“Parent SEC Reports” has the meaning set forth in Section 4.5.

“Parent Stock Options” means the Parent’s issued and outstanding options to purchase Parent Common Stock.

“Parent Warrants” means the Parent’s issued and outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock.

“Patents” means any and all of the following, arising in any jurisdiction throughout the world: (a) issued patents, (b) pending patent applications (whether provisional or non-provisional), (c) divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and patents resulting from any opposition or post-grant proceedings, and (d) any other forms of rights similar to the foregoing that are issued by a Governmental Entity.

“Paying Agent” has the meaning set forth in Section 2.14(a).

“Permitted Encumbrance” has the meaning set forth in Section 3.17.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

“Personal Information” has the meaning set forth in Section 3.13(i).

“Post-Closing Statement” has the meaning set forth in Section 2.18(a).

“Pre-Closing Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Tax Returns” has the meaning set forth in Section 8.2.

“Preferred Conversion” has the meaning set forth in Section 7.1(e).

“Preliminary Exchange Ratio” means the good faith estimate of the Exchange Ratio as determined in accordance with Section 2.6 hereof.

“Processing Agreement” has the meaning set forth in Section 3.13(i).

“Products” means the products and product candidates of the Company set forth in Section 3.23 of the Company Disclosure Letter.

“Regulatory Authorities” has the meaning set forth in Section 3.13(b).

“Related Person” has the meaning set forth in Section 3.20.

“Representative” has the meaning set forth in Section 2.18(a).

“Resolution Period” has the meaning set forth in Section 2.18(b).

“Restraints” has the meaning set forth in Section 7.1(d).

“Review Period” has the meaning set forth in Section 2.18(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“SSA” has the meaning set forth in Section 3.13(h).

“Statement of Objections” has the meaning set forth in Section 2.18(b).

“Stockholder Representation” has the meaning set forth in Section 10.2.

“Straddle Period” has the meaning set forth in Section 8.3.

“Straddle Period Returns” has the meaning set forth in Section 8.3.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, escheat, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax Indemnity Agreement.

“Tax Indemnity Agreement” means any written or unwritten agreement or arrangement pursuant to which the Company may be required to indemnify or reimburse another party for any liability relating to Taxes.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company.

“Transaction Expenses” means all fees and expenses incurred at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the related documents, and the performance and consummation of the Merger and the other transactions contemplated hereby and thereby, including (a) accounting fees and expenses related to the preparation and audit of the Company’s 2016 quarterly financial statements and any Parent financial statements, as applicable, and any proposed SEC filings under PCAOB standards and (b) costs related to the renewal of Parent’s directors’ and officers’ liability insurance coverage and any extended reporting period endorsement thereunder to provide directors and officers of Parent prior to the Closing with run-off coverage after the Closing (or similar coverage).

“Warrant Termination” has the meaning set forth in Section 2.12.

ARTICLE II

THE MERGER

2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, including the satisfaction of the conditions precedent set forth in ARTICLE VII herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”). Following the Merger, (a) the Company shall continue as the surviving entity (the “Surviving Entity”) and shall continue its corporate existence under the laws of the State of Delaware and shall be a wholly owned Subsidiary of Parent and (b) the separate corporate existence of the Merger Sub shall cease. Parent, as the sole owner of Merger Sub, hereby approves the Merger and this Agreement.

2.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date a Certificate of Merger, substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”), shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of Delaware for filing. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of Delaware, or such later time as may be agreed by the parties in writing and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

2.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and obligations of the Company and Merger Sub shall become the debts, liabilities and obligations of the Surviving Entity.

2.4 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, or any of their respective stockholders, the certificate of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with the DGCL and such certificate of incorporation; provided that as of the Effective Time, such certificate of incorporation shall be amended to provide that the name of the Surviving Entity is BioCardia, Inc.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, or any of their respective stockholders, the bylaws of Merger Sub as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended in accordance with the DGCL, the certificate of incorporation of the Surviving Entity and such bylaws; provided that all references in such bylaws to Merger Sub shall be amended to refer to BioCardia, Inc.

2.5 Directors and Officers. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, the directors and officers of the Surviving Entity shall be the directors and officers listed in Schedule 2.5 hereto, until their respective successors are duly elected or appointed and qualified.

2.6 Closing Statement. At least five (5) Business Days before the Closing, each of the Company and the Parent shall prepare and deliver to the other party a statement (each, a “Closing Statement”) setting forth its good faith estimate, with reasonably detailed calculations and supporting documentation, of its Closing Net Cash and Capitalization (which, in the case of Parent, shall consist of a report from Parent’s transfer agent with respect to capital stock), and a certificate of its Chief Financial Officer that the calculation of Closing Net Cash was prepared in accordance with GAAP (except as otherwise provided in the applicable definition of Company Net Cash or Parent Net Cash), applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited financial statements of the Company or Parent and its Subsidiaries, as applicable, for the most recent fiscal year end, as if such Closing Statement was being prepared and audited as of a fiscal year end. The parties shall cooperate in good faith to finalize the Closing Statements, and provide each other with reasonable access as necessary to their books, records and personnel pursuant to Section 5.5. Once the Closing Statements are finalized, the parties shall calculate the Preliminary Exchange Ratio based on the figures set forth in the Closing Statements.

2.7 Conversion of Company Shares; Exchange Ratio. Subject to the provisions of this Article II and Article X, at the Effective Time, by virtue of the Merger (and without any action on the part of Parent, Merger Sub or the Company or any of their respective stockholders) each share of Company Common Stock (in each case other than Dissenting Shares) issued and outstanding immediately prior to the Effective Time (collectively, the “Company Shares”) shall be converted into the right to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (such shares, the “Merger Consideration”). No certificates or scrip representing fractional shares shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent but, in lieu thereof, each holder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, receive from Parent, in lieu of such fractional share, one share of Parent Common Stock.

The “Exchange Ratio” shall equal the Merger Share Number divided by the Company Capitalization. “Merger Share Number” means a number of shares of Parent Common Stock equal to the Parent Capitalization (i) plus one share for each $0.1516 that Parent Net Cash is less than $19,500,000 or Company Net Cash is more than $3,500,000 and (ii) minus one share for each $0.1516 that Parent Net Cash is more than $19,500,000 or Company Net Cash is less than $3,500,000.

2.8 Exchange of Company Shares for Merger Consideration. At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such Company Share (the “Certificates”) and each uncertificated book entry in the Company’s records (the “Book-Entry Shares”) shall thereafter represent the right to receive only the Merger Consideration.

2.9 Delivery and Holdback of Merger Consideration.

(a) Subject to the other provisions of this Article II and Article X, after the Effective Time: (i) upon delivery of a Letter of Transmittal and other documents required pursuant to Section 2.14, Parent shall issue eighty percent (80%) of the Merger Consideration due to each Company Stockholder calculated using the Preliminary Exchange Ratio (the “Closing Shares”) and (ii) Parent shall issue but hold back the remaining twenty percent (20%) of the Merger Consideration due in respect of such Company Stockholder’s Company Shares calculated using the Preliminary Exchange Ratio, half of which shall be deemed “Indemnity Holdback Shares” hereunder and the other half of which shall be deemed “Adjustment Holdback Shares” hereunder (the Indemnity Holdback Shares and the Adjustment Holdback Shares together, the “Holdback Shares”).

(b) If the Final Exchange Ratio (as determined in accordance with the terms of this Agreement) exceeds the Preliminary Exchange Ratio, then upon delivery of a Letter of Transmittal and any other documents required pursuant to Section 2.14, (i) Parent shall issue to each Company Stockholder ninety percent (90%) of the shares of Merger Consideration due in respect of such Company Stockholder’s Company Shares that is attributable to the difference between the Final Exchange Ratio and Preliminary Exchange Ratio, (ii) Parent shall issue but hold back the remaining ten percent (10%) of the excess shares of Merger Consideration due in respect of such Company Stockholder’s Company Shares derived from the difference between the Final Exchange Ratio and Preliminary Exchange Ratio (which shall be deemed Indemnity Holdback Shares hereunder), and (iii) Parent shall release to each Company Stockholder his, her or its Adjustment Holdback Shares.

(c) If the Final Exchange Ratio (as determined in accordance with the terms of this Agreement) is less than the Preliminary Exchange Ratio, then (i) there shall be no change to the number of Closing Shares, (ii) Parent shall cancel and retire, on a pro rata basis based on the number of Holdback Shares issued to each Company Stockholder, a number of the Holdback Shares equal to the total number of deficit shares of Merger Consideration derived from the difference between the Preliminary Exchange Ratio and the Final Exchange Ratio (the “Holdback Share Reduction”), and (iii) Parent shall release to each Company Stockholder, upon delivery of a Letter of Transmittal and any other documents required pursuant to Section 2.14, any remaining Adjustment Holdback Shares issued in the name of such Company Stockholder that were not canceled and retired in the Holdback Share Reduction, if any.

(d) Notwithstanding anything to the foregoing, the Holdback Shares will be issued to and owned by the holders of Company Shares upon the Closing Date and, subject to the terms hereof, each holder of Company Shares shall have all the rights of a stockholder of Parent with respect to such Holdback Shares (other than the right to transfer or sell such Holdback Shares) while they are in possession of Parent (and have not been cancelled and retired as provided herein), including without limitation, the right to vote the Holdback Shares and the right to receive any consideration in connection with the Holdback Shares in connection with any (i) any stock dividend, stock split or other change in the Holdback Shares, (ii) any dividend of cash or other property on the Holdback Shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of Parent; provided, however, that any such stock dividend, split shares, distribution or consideration in respect of the Holdback Shares shall be held back by Parent as additional security for the indemnification obligations of the Company Stockholders hereunder pursuant to Article X (and any additional shares of Parent Common Stock shall be deemed Indemnity Holdback Shares and Holdback Shares hereunder), and shall not be released or delivered to any Company Stockholder to the extent that the corresponding Holdback Share is canceled or retired hereunder or to the extent such amount is necessary to satisfy indemnification obligations hereunder. In the event that any Holdback Shares are canceled and retired as contemplated hereby, all rights of each holder of Company Shares in respect thereof shall immediately terminate.

2.10 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Company Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has exercised and perfected appraisal or dissenters rights for such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost such appraisal rights (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to consideration for Company Shares set forth in Section 2.7, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL. Notwithstanding the provisions above, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights and dissenters rights under Section 262 of the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Shares set forth in Section 2.7, without interest, upon surrender of the certificate representing such shares in accordance with the terms of this Agreement. The Company shall give Parent: (a) prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and received by the Company relating to rights to be paid the “fair value” of Dissenting Shares, as provided in Section 262 of the DGCL; and (b) the opportunity to participate in, and after the Closing, direct, all negotiations and Actions with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of Company Shares. The Company or Surviving Entity, as applicable under the DGCL, shall comply with all notice requirements under Section 262 of the DGCL.

2.11 Company Options.

(a) Company Stock Options. Subject to the provisions of this Article II, at the Effective Time, each Company Stock Option, whether vested or unvested, shall be assumed by Parent and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, including vesting, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately before the Effective Time multiplied by the Preliminary Exchange Ratio (rounded down to the nearest whole share), at the Adjusted Exercise Price for such assumed option (each, as so adjusted, a “Company Adjusted Option”). The exercise price of the Company Adjusted Option, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 409A of the Code; provided that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the exercise price of the option, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section

424 of the Code. Following the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of a Company Stock Option a document evidencing the foregoing assumption of such option by Parent. It is the intention of the parties that each Company Stock Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such option qualified as an incentive stock option prior to the Effective Time. For purposes of this Agreement, the “Adjusted Exercise Price” for any Company Adjusted Option shall mean the price per share of Parent Common Stock equal to the price per share under such Company Stock Option divided by the Preliminary Exchange Ratio (rounded up to the nearest cent).

(b) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Company equity incentive plans) shall adopt such resolutions or take such other actions as may be required to effect the foregoing as of the Effective Time.

(c) Prior to the Effective Time, the Company shall deliver to the holders of Company Adjusted Options appropriate notices setting forth such holders’ rights pursuant to the respective plans and this Agreement.

(d) At the Effective Time, by virtue of the Merger, the Company Stock Plans shall be assumed by Parent, with the result that all obligations of the Company under the Company Stock Plans, including with respect to awards outstanding at the Effective Time under the Company Stock Plans, shall be obligations of the Parent following the Effective Time. Prior to the Effective Time, the Parent shall take all necessary actions for such assumption of the Company Stock Plans, including the reservation and issuance of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to Company Adjusted Options.

2.12 Treatment of Company Warrants. The Company shall deliver to each holder of a Company Warrant notice of the Merger, which notice shall generally describe the terms of the Merger, have attached a copy of this Agreement, and otherwise comply with the terms of the Company Warrants. The Company shall take any reasonable required actions to permit the holders of the Company Warrants to exercise each Company Warrant conditional upon the consummation of the Merger. Any unexercised Company Warrants shall be cancelled at the Effective Time for no consideration or payment (the “Warrant Termination”). Any holder of a Company Warrant who exercises such warrant in accordance with this Section prior to the Effective Time shall be treated as a holder of Company Common Stock in the Merger with respect to any capital stock issued upon such exercise.

2.13 Merger Sub Common Stock. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Parent, Merger Sub or the Company or any of their respective stockholders, be converted into the right to receive one (1) fully paid and nonassessable share of common stock of the Surviving Entity and shall constitute the only outstanding capital stock of the Surviving Entity. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

2.14 Delivery of Certificates, Book-Entry Shares and Letters of Transmittal.

(a) Delivery. As soon as reasonably practicable after the Effective Time, Parent or a paying agent engaged by Parent (the “Paying Agent”) shall deliver to each holder of record of a Certificate or Certificates or Book-Entry Shares that immediately prior to the Effective Time represented Company Shares (other than Dissenting Shares) (i) a Letter of Transmittal in substantially the form attached hereto as Exhibit B (each, a “Letter of Transmittal”), pursuant to which each Company Stockholder shall make the Stockholder Representations contained therein (among other things), and (ii) instructions for use in effecting the surrender of the Certificate(s) or Book-Entry Shares to which the holder thereof is entitled. Upon surrender of such Certificate(s) (or affidavits of loss in lieu thereof in accordance with Section 2.14(c) below) or Book-Entry Shares for cancellation by Parent, together with such duly completed and validly executed Letter of Transmittal, Parent or the Paying Agent shall deliver the portion of the Merger Consideration due to such holder pursuant to this Article II (in accordance with the terms hereof). Upon delivery of such Merger Consideration, the Certificate(s) and Book-Entry Shares so surrendered by the holder of Company Shares shall forthwith be canceled. In the case of Company Shares that are not represented by Certificates or Book-Entry Shares, the parties shall make such adjustments to this Section 2 as are necessary or appropriate to implement the same purpose and effect that this Section 2 has with respect to Company Shares that are represented by Certificates or Book-Entry Shares, provided however that each holder of Company Shares shall be required to submit a Letter of Transmittal as provided herein regardless of whether their Company Shares are represented by Certificates or Book-Entry Shares or otherwise.

(b) No Further Transfers. The Merger Consideration paid upon the surrender of Company Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity of the Company Shares that were outstanding immediately prior to the Effective Time.

(c) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent, the written agreement by such Person to indemnify Parent and Surviving Entity against any claim that may be made against it with respect to such Certificate, in addition to any other delivery required to be made hereunder, Parent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto, subject to all of the other terms and conditions hereof.

(d) Escheat. None of Parent, Merger Sub, the Company or the Surviving Entity, or any of their respective directors, officers, employees and agents shall be liable to any person in respect of any shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate formerly representing Company Shares, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

2.15 The Closing. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at such location and time as agreed and specified by the parties, provided that all conditions to closing have been satisfied or waived and closing deliveries required of the parties in this ARTICLE II have been delivered (the day on which the Closing takes place being the “Closing Date”). The Closing may, with the consent of all parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail.

2.16 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Parent and Merger Sub:

(a) certificates of the Secretary of State of the State of Delaware dated not more than five (5) Business Days prior to the Closing Date, attesting to the incorporation and good standing of the Company as a corporation in its jurisdiction of incorporation;

(b) copies, certified by the Secretary of State of Delaware, of the certificate of incorporation of the Company, and all amendments thereto;

(c) a certificate of the Secretary or Assistant Secretary of the Company as of the Closing Date, certifying (i) the bylaws of the Company and all amendments thereto, (ii) the resolutions of the Board of Directors of the Company authorizing the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, declaring this Agreement is advisable, fair, and in the best interests of the Company’s stockholders, and authorizing the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions and (iii) the incumbency of all officers of the Company executing this Agreement and any document executed and delivered in connection herewith;

(d) a certificate of the president of the Company certifying as to the matters set forth in Section 7.1(a), (b) and (h);

(e) a certificate from the Company meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) providing that the Company Shares would not constitute, to any extent, a United States real property interest within the meaning of Section 897(c) of the Code; and

(f) the Certificate of Merger duly executed by the Company.

2.17 Closing Deliveries by Parent and Merger Sub At the Closing, Parent and/or Merger Sub, as applicable, shall deliver to the Company:

(a) certificates of the Secretary of State of the State of Delaware dated not more than five (5) Business Days prior to the Closing Date, attesting to the incorporation and good standing of each of Parent and Merger Sub as a corporation in its jurisdiction of incorporation;

(b) a certificate of the Secretary or Assistant Secretary of Parent as of the Closing Date, certifying (i) the bylaws of Parent and all amendments thereto, (ii) resolutions of the Board of Directors of Parent authorizing Parent’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, declaring this Agreement is advisable, fair, and in the best interests of Merger Sub’s stockholders, and authorizing the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions, and (iii) the incumbency of all officers of Parent executing this Agreement and any document executed and delivered in connection herewith;

(c) a certificate of the Secretary or Assistant Secretary of Merger Sub as of the Closing Date, certifying (i) the bylaws of Merger Sub and all amendments thereto, (ii) the resolutions of the Board of Directors of Merger Sub authorizing Merger Sub’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the contemplated transactions, and (iii) the incumbency of all officers of Merger Sub executing this Agreement and any document executed and delivered in connection herewith;

(d) copies, certified by the Secretary of State of Delaware, of the certificate of incorporation of Parent and Merger Sub and all amendments thereto;

(e) a certificate of the president of Parent certifying as to the matters set forth in Section 7.2(a), (b) and (f);

(f) resignations of (i) Subbarao Uppaluri, Steven Rubin and Stephen Liu from the Parent board of directors and (ii) the officers of Parent and Merger Sub from the offices held by them as of the Effective Time; and

(g) the Certificate of Merger duly executed by the Merger Sub.

2.18 Calculation of Final Exchange Ratio.

(a) Post-Closing Statement. Within thirty (30) days following the Closing Date, Parent shall prepare and deliver to each of Parent Representative and Company Representative (each, a “Representative”) a statement (the “Post-Closing Statement”) setting forth the final calculations of Company Net Cash, Parent Net Cash, Company Capitalization, Parent Capitalization (which shall consist of a report from Parent’s transfer agent with respect to capital stock) and the Final Exchange Ratio, and a certificate of the Chief Financial Officer of the Parent that the Company Net Cash and the Parent Net Cash were determined in accordance with GAAP (except as otherwise provided in the applicable definition of Company Net Cash and Parent Net Cash) applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the audited financial statements of the Company or Parent, as applicable, for the most recent fiscal year end of the Company and the Parent, as applicable, as if such Post-Closing Statement was being prepared and audited as of a fiscal year end.

(b) Dispute Resolution. After receipt of the Post-Closing Statement, each Representative shall have thirty (30) days (the “Review Period”) to review the Post-Closing Statement. During the Review Period, each Representative and its accountants (the fees and expenses of which shall be paid by Parent) shall have full access to the books and records of the Parent and the Surviving Entity, the personnel of, and work papers prepared by, Parent, the Surviving Entity and/or their respective accountants to the extent that they relate to the Post-Closing Statement and to such historical financial information relating to the Post-Closing Statement as such Representative may reasonably request for the purpose of reviewing the Post-Closing Statement and to prepare a Statement of Objections (as defined below), provided, that such access shall be in a manner that does not materially interfere with the normal business operations of the Parent or the Surviving Entity. On or prior to the last day of the Review Period, each Representative may object to the Post-Closing Statement by delivering to the Parent and the other Representative a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (the “Statement of Objections”). If a Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Final Exchange Ratio reflected in the Post-Closing Statement shall be deemed to have been accepted by such Representative. If a Representative delivers the Statement of Objections before the expiration of the Review Period, the Parent and each Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Final Exchange Ratio and the Post-Closing Statement with such changes as may have been previously agreed in writing by Parent and each Representative, shall be final and binding. If each Representative and the Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants mutually agreed between the Parent and each Representative (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Statement or Final Exchange Ratio, as the case may be. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Post-Closing Statement and the Statement of Objections, respectively. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Post-Closing Statement and Final Exchange Ratio shall be conclusive and binding upon the parties hereto. Parent shall pay all fees and expenses of the Independent Accountant. Parent Representative shall have the exclusive power and authority to act on behalf of Parent pursuant to this Section, including the power to make all decisions and resolve or settle any disputes on behalf of Parent with respect to the matters contemplated by this Section.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the letter dated the date of this Agreement and delivered to Parent by Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent as follows:

3.1 Organization and Qualification of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all necessary corporate power and authority to own and operate the assets now owned by it and to carry on its business as currently conducted. The Company is presently qualified to do business as a foreign corporation in California and is not required to be licensed or qualified in any other foreign jurisdiction except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. The Company has delivered to Parent and Merger Sub complete and correct copies of the charter and bylaws of the Company as in effect as of the date hereof and the Closing Date.

3.2 Subsidiaries. Company does not own any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of or other equity or voting interests of any nature in, any other Person.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 43,502,124 shares of Company Preferred Stock. As of the date hereof, (i) 6,981,241 shares of Company Common Stock are issued and outstanding, (ii) 7,703,785 shares of Company Preferred Stock are designated as Series A Preferred Stock, of which 7,703,785 shares are issued and outstanding and convertible into an aggregate of 7,703,785 shares of Company Common Stock, (iii) 2,567,390 shares of Company Preferred Stock are designated as Series B Preferred Stock, of which 2,567,390 shares are issued and outstanding and convertible into an aggregate of 2,567,390 shares of Company Common Stock, (iv) 3,256,601 shares of Company Preferred Stock are designated as Series C Preferred Stock, of which 3,168,882 shares are issued and outstanding and convertible into an aggregate of 3,168,882 shares of Company Common Stock, (v) 11,773,243 shares of Company Preferred Stock are designated as Series D Preferred Stock, of which 11,415,743 shares are issued and outstanding and convertible into an aggregate of 11,415,743 shares of Company Common Stock, (vi) 2,212,960 shares of Company Preferred Stock are designated as Series E Preferred Stock, of which 2,212,960 shares are issued and outstanding and convertible into an aggregate of 2,212,960 shares of Company Common Stock, and (vii) 15,988,145 shares of Company Preferred Stock are designated as Series F Preferred Stock, of which 13,617,415 shares are issued and outstanding and convertible into an aggregate of 13,617,415 shares of Company Common Stock.

(b) The Company has outstanding convertible promissory notes issued in 2015 in the aggregate principal amount of $7,200,000 (the “Company 2015 Convertible Notes”). The principal and all accrued and unpaid interest under the Company 2015 Convertible Notes will be converted into Company Common Stock immediately prior to the Effective Time at a conversion price of $0.3204 per share, resulting in 24,840,295 additional shares of Company Common Stock being issued and outstanding immediately prior to the Effective Time assuming the Effective Time occurs on August 31, 2016.

(c) The Company has entered into, and may before Closing enter into additional, note subscription agreements to sell and issue convertible promissory notes prior to the Closing in the aggregate principal amount of up to $6,500,000 (collectively, the “Company 2016 Convertible Notes”). The principal and all accrued and unpaid interest under the Company 2016 Convertible Notes will be converted into Company Common Stock immediately prior to the Effective Time.

(d) Except as set forth in Sections 3.3(a), 3.3(b), 3.3(c) and 3.3(e), there are no shares of capital stock of the Company issued and outstanding or issuable upon conversion of any derivative security. All of the Company Shares have been duly authorized and validly issued and fully paid and non-assessable. None of the Company Shares were issued in violation of any preemptive rights nor are they subject to any preemptive rights of any Person. All of shares of the Company’s capital stock and all options and warrants to acquire the Company’s capital stock have been issued and granted in all material respects in compliance with applicable securities Laws and other requirements of Law. The Company Stockholders are the sole record holders of the issued and outstanding capital stock of the Company.

(e) As of the date of this Agreement, the Company has outstanding Company Stock Options exercisable for 16,423,140 shares of Company Common Stock (10,344,566 of which Company Stock Options only become exercisable if the Closing occurs). All Company Stock Options were issued under the Company Stock Plans. The Company has made available to Parent true and complete copies of the Company Stock Plans and all stock option agreements evidencing the Company Stock Options. All Company Stock Options have been offered, issued, and delivered by the Company in all material respects in compliance with all applicable Laws.

(f) Except for the Company Convertible Notes, Company Stock Options and the Company Warrants set forth in Section 3.3(f) of the Company Disclosure Letter and any Company Stock Options that may be granted pursuant to the terms hereof prior to the Closing, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Company or any contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Company, including, but not limited to the Company Shares; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests. There are no outstanding contractual obligations of the Company to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Company, including, but not limited to the Company Shares. The Company neither owns nor has any contract, agreement or understanding to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. There are no rights to have the equity interests of the Company registered for sale to the public in connection with the Laws of any jurisdiction. The Company is not a party to any agreement (i) relating to the voting, transfer or control of any equity securities of the Company or (ii) containing restrictions on the transfer of the equity securities of the Company, other than those arising under applicable securities Laws. No Company Warrants will be outstanding as of the Effective Time.

(g) No more than thirty-five holders of Company Shares fail to satisfy the definition of “accredited investor” set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.4 Stock Ownership by the Company’s Stockholders. To the Knowledge of the Company, the holders of Company Shares have good title to, and are the sole record and beneficial owners of, the Company Shares, and the Company Shares owned by such stockholders are free and clear of any and all Encumbrances. To the Knowledge of the Company, the holders of the Company Shares are not a party to any voting trusts, stockholders agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Shares owned by such stockholders.

3.5 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Merger Sub and Parent, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws, or by equitable principles relating to the rights of creditors generally.

3.6 No Conflict; Governmental Consents. The execution, delivery and performance of this Agreement by the Company does not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company, (b) conflict with or violate in any material respect any Law or Order applicable to the Company, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company Shares or on any of the other assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other material Contract to which the Company is a party or by which any of the Company Shares or any of such other assets or properties is bound or affected. The execution, delivery and performance of this Agreement by the Company does not and will not require any Approval or Order of any Governmental Entity, other than the filing of the Certificate of Merger with the Secretary of State of Delaware.

3.7 Board Approval. The board of directors of the Company, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (b) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (c) directed that the “agreement of merger” contained in this Agreement be submitted to Company’s stockholders for adoption, and (d) resolved to recommend that Company’s stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company.

3.8 Taxes. Except as set forth on Section 3.8 of the Company Disclosure Letter:

(a) All Taxes due and owing by the Company, whether or not shown on any Tax Return have been paid. All Tax Returns required to be filed by the Company have been timely filed and are true, correct, and complete in all material respects. All monies required to be withheld by the Company from employees, independent contractors, creditors, or other third parties for Taxes have been collected or withheld, and timely paid in full to the respective Governmental Entity. The Company is not currently the beneficiary of any extension of time within which to file any Tax Returns, other than automatic extensions requested in the ordinary course of business.

(b) There is no dispute, claim, audit, or other proceeding concerning any Tax liability of the Company pending, threatened or proposed. There are no Tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes of the Parent or the Company for any period (or portion of a period) after the Closing Date. The Company has not received notice of any Tax deficiencies of any kind assessed against the Company.

(c) The Company is not currently subject to any waiver of any statute of limitations in respect to Taxes or agreement to any extension of time with respect to a Tax assessment or deficiency.

(d) The Company has not been a member of an affiliated group filing a combined, consolidated, or unitary Tax Return and has no liability for the unpaid Taxes of any other Person (other than any Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(e) The Company is not a party to any Tax allocation or sharing agreement nor does the Company have any liability to any Person with respect to any previously terminated Tax sharing agreement or similar arrangement.

(f) The unpaid Taxes of the Company as of the date of the Company Financial Statements have been accrued on the Company Financial Statements in accordance with GAAP.

(g) No written claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(h) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement have not and will not (either alone or upon the occurrence of any additional or subsequent event) result in any “parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any present or former employee, or service provider of any of the Company.

(i) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(j) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election by the Company under Code §108(i) made on or prior to the Closing Date.

(k) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or §361.

(l) The Company is not nor has it been a party to any “reportable transaction” as defined in Code §6707A(c)(2) and Regulation §1.6011-4(b).

3.9 Litigation; Compliance with Laws.

(a) There is no Action pending or, to the Knowledge of the Company, threatened against or affecting any of the Company or its respective assets. There is no Action initiated by the Company currently pending or which the Company currently intends to initiate.

(b) The Company is not (i) in material violation of any applicable Law, or (ii) subject to or in material default with respect to any Order to which the Company or its properties or assets (owned or used), is subject. The Company has, since inception, been in material compliance with each Law that is or was applicable to it or use of any of its assets.

(c) The Company has not received since inception any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (i) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Law or (ii) any actual, alleged, possible, or potential material obligation on the part of the Company to undertake, or to bear all or any material portion of the cost of, any remedial action of any nature.

(d) There is no Action pending or threatened in writing against or affecting the Company seeking to restrain or prohibit the Company’s entry into this Agreement or prohibit the Closing.

3.10 Bad Actor Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; and any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power.

3.11 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

3.12 Intellectual Property Rights.

(a) The Company owns, free and clear from all Encumbrances other than Permitted Encumbrances, or otherwise possesses legally enforceable rights to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property reasonably necessary to the conduct of the Company’s business as currently conducted and for the development, manufacture, marketing and sale of Products. The Intellectual Property owned by the Company (“Owned Intellectual Property”) and the Intellectual Property licensed to the Company (“Licensed Intellectual Property”) comprise all of the Intellectual Property that is used by the Company or reasonably required for the continued conduct of the Company’s business as currently conducted and for the development, manufacture, marketing and sale of Products. The Company owns or is the valid licensee of all Company Intellectual Property and each item of the Company Intellectual Property owned by the Company immediately prior to the Effective Time will be owned or available for use by the Surviving Entity on identical terms and conditions immediately subsequent to the Closing hereunder.

(b) Section 3.12(b)(i) of the Company Disclosure Letter sets forth a true, correct, and complete list of all Intellectual Property in which the Company has an ownership interest (indicating whether such interest is sole ownership or joint ownership) that is issued by or registered with a Governmental Entity or for which an application for issuance or registration has been filed with a Governmental Entity. Section 3.12(b)(ii) of the Company Disclosure Letter sets forth a true, correct, and complete list of all Licensed Intellectual Property that is material to the Company’s business but is not otherwise identified in Section 3.12(b)(i) of the Company Disclosure Letter. Section 3.12(b)(iii) of the Company Disclosure Letter sets forth a true, correct, and complete list of all trademarks, service marks and other trade designations that are Owned Intellectual Property and not otherwise identified in Section 3.12(b)(i) of the Company Disclosure Letter.

(c) The use of the Company Intellectual Property and the operation of the Company’s business as currently used and conducted and as currently contemplated, has not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any valid and enforceable Intellectual Property rights of third parties and, to the Knowledge of the Company, there are no facts indicating a likelihood of the foregoing. The Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). The Company is not a party to any past, nor is there any pending or, to the Knowledge of the Company, threatened, action, lawsuit or other judicial, arbitral or administrative proceeding involving or relating to any Company Intellectual Property, including, without limitation, involving any claim that Company infringed, misappropriated or violated the Intellectual Property Rights of any third party.

(d) The Company has taken all necessary and desirable actions to maintain and protect all of the Company Intellectual Property. Without limiting the foregoing: (i) the Company has, and to the Knowledge of the Company, all manufacturers, suppliers, distributors, resellers, and licensees have, complied in all material respects with all applicable Laws relating to marking of Products covered by the Company Patents; (ii) to the Knowledge of the Company, all Products have been properly marked and no Products have been falsely marked; and (iii) the Company has taken all steps reasonably necessary to protect and preserve the confidentiality of all confidential Company Intellectual Property.

(e) The Company has complied in all material respects with and is presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory Laws applicable to any Company Intellectual Property or to personal information and the Company shall take all steps necessary to ensure such compliance until Closing.

(f) The only licenses, settlement agreements, covenants not to sue or other agreements in which the Company or any Company predecessor has granted any rights or interest in or to, or permitted use of, any material Company Intellectual Property by any third party or affiliate are identified in Section 3.12(f) of the Company Disclosure Letter (the “Intellectual Property Licenses”). The Intellectual Property Licenses are valid, binding, and enforceable between the Company and the other parties thereto and are in full force and effect. There is no material breach of any Intellectual Property License by the Company or, to the Knowledge of the Company, by any other party thereto.

(g) The Owned Intellectual Property and, to the Knowledge of the Company, the Licensed Intellectual Property, is valid and enforceable and in full force. The Owned Intellectual Property and, to the Knowledge of the Company, the Licensed Intellectual Property: (i) is not subject to any opposition, cancellation, interference, reissue, reexamination, derivation, revocation or post-grant proceeding and, to the Knowledge of the Company, no such proceeding is or has been threatened; (ii) has not expired, lapsed, been cancelled, or become expressly abandoned; (iii) is validly applied for and registered; and (iv) is not the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation, or of any other proceeding or action pending before any Governmental Entity anywhere in the world. All maintenance fees and annuities required with respect to such Company Intellectual Property to date have been timely paid in full. The Company Patents include all Patents to which any Company Patent has been terminally disclaimed.

(h) The Company and its representatives and, to the Knowledge of the Company, all prior and current owners of any Owned Intellectual Property have (A) complied with the duty of candor and disclosure to the United States Patent and Trademark Office and analogous Laws outside the United States with respect to Owned Intellectual Property; (B) not knowingly misrepresented or failed to disclose any fact or circumstance (including, with respect to Company Patents, the name of any inventor of subject matter claimed in any Company Patent or the existence of any material prior art) in connection with the prosecution of any Owned Intellectual Property; and (C) not otherwise knowingly engaged in any conduct, or failed to perform any act, the result of which could reasonably be expected to materially adversely affect the validity or enforceability of any Owned Intellectual Property.

(i) To the Knowledge of the Company, (i) there is no prior art that could reasonably be expected to invalidate any Company Intellectual Property, and (ii) no fact or circumstance exists that could reasonably be expected to otherwise materially adversely affect the validity or enforceability of any Company Intellectual Property.

(j) The Company has not sent any notice to or asserted or threatened any action or claim against any third party involving or relating to the Company Intellectual Property and, to the Company’s Knowledge, at no time has any Person ever interfered with, infringed, or misappropriated any Company Intellectual Property.

(k) The Company has not made a previous assignment, transfer or agreement in conflict herewith or constituting a present or future assignment of or encumbrance of any of the Company Intellectual Property.

(l) Except as disclosed in Section 3.12(l)(i) of the Company Disclosure Letter, each officer, employee, consultant and agent of the Company that has participated in the creation or development of any material Owned Intellectual Property has executed a written assignment assigning to the Company any and all Intellectual Property rights created by such Persons during their respective employment or engagement periods. Except as disclosed in Section 3.12(l)(ii) of the Company Disclosure Letter, no Company Intellectual Property is co-owned by, exclusively licensed to, or otherwise controlled by any other Person, including any current or former employee, officer, director, consultant, contractor, or clinical or research partner of the Company. The Company does not owe any compensation or remuneration (other than the general compensation for employment or services) to a current or former employee, officer, director, consultant, or contractor for any Owned Intellectual Property. No Company Intellectual Property is, or could reasonably be expected to become, as a result of any action or failure to act on the part of the Company or other owner of such Company Intellectual Property, subject to any (i)

covenant not to sue, release, consent, or similar limitation on enforcement of such Company Intellectual Property; (ii) option to acquire or reversionary right; or (iii) grant of any right to any recoveries or proceeds from the enforcement or exploitation of such Company Intellectual Property.

(m) By executing and performing its obligations under this Agreement, Company is not in violation of any agreement between Company and any third party relating to any of the Company Intellectual Property.

(n) Except as disclosed in Section 3.12(n) of the Company Disclosure Letter: (i) no funding of any Governmental Entity and no Intellectual Property, facilities, personnel, or other resources of any multi-national, bi-national, or international organization, university, college, or other academic institution, medical institute, or research center were used, directly or indirectly, in the creation or development of any Products or any material Owned Intellectual Property by or for the Company or any other owner of any Owned Intellectual Property, and no Product or Company Patent was developed pursuant to the requirements of a contract with any Governmental Entity; and (ii) no Governmental Entity has any right, title, or interest (including any “march in” rights) in or to any Company Intellectual Property or Product.

3.13 Regulatory Compliance.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Letter, during the three (3) year period ending on the Closing Date, the Company has not had any product or manufacturing site subject to a Governmental Entity (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Entity notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to the Company’s products.

(b) The Company has all material permits and Approvals necessary to conduct its business as presently conducted, including all such permits and Approvals required by the FDA or any other applicable Governmental Entity responsible for the oversight and approval of the research, development, manufacturing, distribution, or commercialization of drug, biologic, or medical device products (collectively with the FDA, “Regulatory Authorities”). A list of all such permits and Approvals is set forth in Section 3.13(b) of the Company Disclosure Letter. All such permits and Approvals are valid and in full force and effect, and no suspension, revocation or termination of any such permit or Approval is pending or, to the Knowledge of the Company, threatened, other than ordinary course terminations subject to renewal upon expiration. All applications required to renew each such permit and Approval have been timely filed.

(c) To the Knowledge of the Company, all preclinical and human clinical trials conducted by or on behalf of the Company that have been, or are intended to be, submitted to Regulatory Authorities, including the FDA, in connection with an application for a Company Product approval, have been or are being conducted in material compliance with applicable Laws, including the requirements of Good Clinical Practice and informed consent regulations, and all applicable Laws relating to protection of human subjects, Good Laboratory Practices and Good Manufacturing Practices.

(d) Neither the Company nor, to the Company’s Knowledge, any owners, officers, directors, employees and agents, have made an untrue statement of material fact in any filing or other written submission to the FDA or any other Regulatory Authority, or to the Company’s Knowledge, in any records or documentation prepared or maintained to comply with applicable Laws. The Company has not failed to disclose a material fact required to be disclosed to any Regulatory Authority.

(e) The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of the Company or its products by any Regulatory Authority, including without limitation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor, to the Company’s Knowledge, any of its owners, officers, directors, employees and agents, have paid or given, offered or promised to pay or give, or authorized or ratified the illegal payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or candidate for political office or Governmental Entity for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage.

(f) Neither the Company, nor to the Knowledge of the Company, any officer, employee, consultant, contractor, principal investigator, clinical investigator or agent of the Company is or has been (i) suspended, excluded, debarred, or convicted of any federal or state crime that would reasonably be expected to result in mandatory or permissive suspension, exclusion, or debarment, under 21 U.S.C. Section 335a or any similar federal, state or foreign legal requirement or (ii) suspended, excluded, debarred, or convicted of any federal or state crime that would reasonably be expected to result in mandatory or permissive suspension, exclusion, or debarment under 42 U.S.C. Section 1320a–7, or suspension or debarment or ineligibility on the U.S. General Services Administration System for Award Management list (formerly known as the “Excluded Parties List System” or “EPLS”), or in each case any similar federal, state or foreign applicable legal requirement which would prohibit an individual or entity from conducting business with a federal or state agency.

(g) During the three (3) year period ending on the Closing Date, no product of the Company has been recalled, suspended, discontinued or the subject of a refusal to file, clinical hold, deficiency or similar action letter (including any correspondence questioning data integrity) as a result of any action by the FDA or any other similar foreign Governmental Entity in the United States or outside of the United States.

(h) None of the Company or the officers, directors, managing employees or agents of the Company: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from participation in any Federal health care program (as defined in Section 1128B(f) of the U.S. Social Security Act (together with all regulations promulgated thereunder, “SSA”)) under Sections 1128, 1128A, 1128B, or 1877 of the SSA or similar state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have entered into, orally or in writing, any financial arrangement with a physician or a family member of a physician which is prohibited under the Ethics in Patient Referrals Act, also known as the Stark Law, 42 U.S.C. Section 1395nn, or a similar state statute or regulation; (iv) have engaged in any transaction, directly or indirectly, which violates the federal False Claims Act, 31 U.S.C. Sections 3729-3733; or (v) have been convicted (as defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA or any similar state statute which prohibits the inducement of referrals or impermissible financial arrangements with physicians.

(i) The Company has complied in all material respects with all applicable Laws governing data protection, privacy, security, and the use, disclosure, processing or storage of personal or individually identifiable information, howsoever defined under such Laws, Contracts or policies

(“Personal Information”). Section 3.13(i) of the Company Disclosure Letter sets forth any agreement between the Company and any third party with respect to the privacy, security, or processing of Personal Information that is regulated by any Law of any jurisdiction outside the United States, including without limitation any model contracts for the transfer of personal data to third countries adopted by the European Commission (each a “Processing Agreement”). The Company is not in material violation of or in material default under any such Processing Agreement. Except as set forth on Section 3.13(i) of the Company Disclosure Letter, no consent, permission, or notice is required to be made to or obtained from any third party with respect to any Personal Information owned or used by or on behalf of the Company in connection with the execution, delivery, and performance of this Agreement.

3.14 Company Financial Statements. Section 3.14 of the Company Disclosure Letter includes the Company Financial Statements, which will be updated prior to the Closing Date pursuant to Section 7.1(m). The Company Financial Statements: (a) are derived from and are in accordance with the books and records of the Company; (b) fairly present in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The Company has no Liabilities except for (i) those shown on the Company Balance Sheet, (ii) those that were incurred after the date of the Company Balance Sheet in the ordinary course of business, (iii) executory liabilities expressly provided for in any of the Company’s Contracts (that have been provided to Parent) that are not required to be reflected in the Company Financial Statements under GAAP and which are not based upon any breach or default of such contracts, and (iv) liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or pursuant to and in accordance with this Agreement and taken into account in the calculation of Transaction Expenses. All reserves established by the Company that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP applied on a consistent basis. The unaudited Company Financial Statements do not contain footnotes required under GAAP, and are subject to normal year-end adjustments, which will not be material. The books and records of the Company are maintained in compliance in all material respects with all applicable legal and accounting requirements and in a manner that allows the Company to present fairly in all material respects the Company’s results of operations and financial condition in accordance with GAAP. The Company has disclosed to its outside auditors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains books and records that are accurate in all material respects and an adequate system of internal accounting controls sufficient to provide reasonable assurance that (I) transactions are executed in accordance with management’s general or specific authorization; (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (III) access to assets is permitted only in accordance with management’s general or specific authorization.

3.15 Absence of Certain Changes or Events. Since December 31, 2015, except as contemplated by this Agreement or incident to the transactions contemplated hereby, (a) there has been no event, occurrence or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on the Company, (b) the Company has conducted its business only in the ordinary course consistent with past practices, and (c) the Company has not taken or experienced any of the actions or events set forth in Section 6.1(e). The Company has not taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company have any Knowledge of or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or of any fact that would reasonably lead a creditor to do so. The Company is not Insolvent, nor will the Company be Insolvent after giving effect to the transactions contemplated hereby to occur at the Effective Time (other than as a result of any facts or circumstances relating to Parent or Merger Sub).

3.16 Material Agreements.

(a) A list of the written material agreements of the Company is set forth on Section 3.16 of the Company Disclosure Letter (each, a “Company Material Agreement”). The Company and, to the Company’s Knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date (or such non-performing party has received a valid written waiver with respect to its non-performance), and the Company has received no written notice of breach or default and is not in breach or default (with due notice or lapse of time or both), under any Company Material Agreement which would permit termination, modification or acceleration of payment or performance under any Company Material Agreement. The Company has no Knowledge of any breach or termination, or anticipated breach or termination, by the other party to any Company Material Agreement.

(b) True, correct and complete copies of each Company Material Agreement, as amended to date, have been provided to Parent and Merger Sub. Each of the Company Material Agreements is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Company Material Agreement.

(c) The Company will collect the full amount of the $750,000 cash grant from the Maryland Stem Cell Research Fund, without any offset for any reserves, allowances or otherwise, in accordance with the terms of such grant, and such amount shall not be refunded or remain subject to refund.

3.17 Title to Properties and Assets; Encumbrances. The Company has good and marketable title to its properties and assets, and has good title to its leasehold interests, in each case subject to no Encumbrance, other than (a) Encumbrances for current Taxes (i) not yet due and payable and (ii) provided for on the applicable financial statements or incurred in the ordinary course of business consistent with past practices after the date of the Company Balance Sheet, (b) de minimis Encumbrances and defects in title which do not in any case, individually or in the aggregate, materially detract from the value, continued ownership, use or operation of the properties and assets subject thereto, or materially impair the business operations of the owner or lessee thereof, and that have arisen in the ordinary course of business consistent with past practices, and (c) the Encumbrances set forth on Section 3.17 of the Company Disclosure Letter (the “Permitted Encumbrances”). With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of all Encumbrances other than Permitted Encumbrances. The Company’s properties and assets are in good condition and repair in all material respects, subject to ordinary wear and tear and routine maintenance, and are reasonably sufficient for the operation of the Company’s business as conducted and contemplated to be conducted as of the date hereof. The Acquired Entities do not currently own, and have never owned, any real property.

3.18 Employees; Employee Benefit Plans.

(a) The employment of each employee of the Company is terminable at will. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not in default with respect to any obligation to any of its employees in any material respect. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company’s Knowledge, threatened dispute or Action involving the Company and any employee or group of its employees, including, without limitation, charges of discrimination, retaliation, or violation of equal opportunity or anti-discrimination Laws. The Company has complied and is currently complying in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours. The Company has not been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”) or other federal agency charged with administration and enforcement of federal immigration laws concerning the Company, and the Company has not received any “no match” notices from ICE, the Social Security Administration or the Internal Revenue Service.

(b) Section 3.18(b) of the Company Disclosure Letter sets forth a complete and correct list of each Benefit Plan. A copy of each Benefit Plan has been made available to Parent, including, (A) the three (3) most recent annual report on Form 5500 filed with the IRS with respect to each Benefit Plan (if any such report was required) and schedules thereto, (B) the most recent summary plan description or similar document for each such Benefit Plan for which such summary plan description is required or was otherwise provided to plan participants or beneficiaries, (C) the most recent actuarial report or other financial statement, if any, relating to such Benefit Plan, (D) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to such Benefit Plan and any pending request for such a determination letter, (E) each trust agreement and insurance annuity contract, if any, relating to any such Benefit Plan, (F) the three (3) most recent nondiscrimination testing results (if applicable) and (G) written descriptions of all non-written agreements relating to the Benefit Plans.

(c) Neither the Company nor any Company ERISA Affiliate participates currently or has ever participated in and is not required currently and has never been required to contribute to or otherwise participate in any multiemployer plans (as defined in Section 3(37) of ERISA), any multiple employer plan (as defined in Section 413(c) of the Code), any “defined benefit plan” as defined in Section 3(35) of ERISA, any pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, any plan, program or arrangement subject to Title IV of ERISA, or any multiple employer welfare arrangement as defined in Section 3(40) of ERISA. Each Benefit Plan has been operated, maintained and administered in accordance with its terms and with the requirements of applicable Law, including ERISA, the Code and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010. There has been no violation of or failure to comply with ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Benefit Plans with any Governmental Entity or the furnishing of such notices or documents to the participants or beneficiaries of the Benefit Plans. Neither the Company, nor any Company ERISA Affiliate, “party in interest” or “disqualified person” with respect to the Benefit Plans has engaged in a material “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA for which an applicable statutory or administrative exemption does not exist. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(d) Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a determination or opinion letter from the IRS stating that it (or the master or prototype form on which it is established) is so qualified, and to the Company’s Knowledge, no event has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

(e) Each Benefit Plan that is a “group health plan” has complied in all respects in form, operation and administration with the employer shared responsibility mandate, to the extent applicable, under Code Section 4980H, and the Company is not subject to, nor reasonably could be expected to be subject to, any “assessable payments” (within the meaning of Code Section 4980H). Except as otherwise provided herein, the execution of this Agreement or the consummation of the Merger will not (either alone or upon the occurrence of any additional events that, standing alone, would not trigger such benefits) (i) entitle any Person to severance payable by the Company or its Affiliates, (ii) accelerate the time of funding, vesting or payment of any benefits under any of the Benefit Plans or (iii) result in the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” with respect to any Person within the meaning of Section 280G(b) of the Code. Each Benefit Plan that is a “nonqualified deferred compensation” plan within the meaning of Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations). The Company does not have any actual or potential obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Section 409(A)(a)(1)(B) of the Code.

(f) There are (i) no current, pending or, to the Company’s Knowledge, threatened investigations by any Governmental Entity involving Benefit Plans, and (ii) no pending, asserted or, to the Company’s Knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Benefit Plans. None of the Benefit Plans provides for post-employment life, health or medical insurance or life, health, medical or other welfare benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law or otherwise.

(g) Each individual who is classified by the Company or any Affiliate thereof as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

3.19 Obligations of Management. Each officer and key employee of the Company is currently working full time in the conduct of the business of the Company. The Company has no Knowledge that any officer or key employee of the Company is planning to work less than full time in the future. To the Company’s Knowledge, (a) no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise, (b) is planning to leave the employ of the Company or (c) is working for the Company in violation of any contractual obligation to any other Person.

3.20 Obligations to Related Parties. There are no loans, leases, agreements, commitments or other continuing transactions between the Company and (a) any executive, officer, director or manager of the Company or any member of any such Person’s immediate family, (b) any Person that owns more than ten percent (10%) of the equity securities of the Company or any member of any such Person’s immediate family, or (c) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any of the foregoing Persons (each such Person identified in (a), (b) or (c), a “Related Person”). To the Company’s Knowledge, no Related Person has any direct or indirect ownership interest in any Person with which the Company has a business relationship or any Person that competes with the Company, except in connection with the ownership of securities of publicly-traded companies (but not exceeding two percent (2%) of the outstanding capital stock or other securities of any such company). To the Company’s Knowledge, no Related Person has, directly or indirectly, any financial interest in any material Contract with the Company (other than such contracts as relate to any such person’s ownership of equity securities of the Company or employment by the Company). The Company is not a guarantor or indemnitor of any Indebtedness of any other Person.

3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth a list of the policies of insurance currently maintained with respect to the products, properties, assets, operations, business and/or current or former employees of the Company (collectively, the “Company Policies”). The Company heretofore has made available to Parent and Merger Sub copies of all Company Policies. All premiums due on the Company Policies have been paid, and no notice of cancellation or termination or intent to cancel has been received by the Company with respect to the Company Policies and to the Company’s Knowledge, no grounds exist for such termination or cancellation.

3.22 Environmental Laws. The Company is in compliance in all material respects with all applicable Environmental Laws. There is no environmental litigation or other environmental Action pending or, to the Company’s Knowledge, threatened by any Governmental Entity or others with respect to the business of the Company. To the Company’s Knowledge, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise materially and adversely affect the Company. To the Company’s Knowledge, no Hazardous Substances have been used, treated, stored or disposed of, or otherwise deposited, in or on the properties currently or formerly owned or leased by the Company in violation of any applicable Environmental Laws, where the effect of such violations, individually or in the aggregate, could reasonably result in a material capital expenditure by the Company or that may otherwise be expected to have a Material Adverse Effect on the Company.

3.23 Products; Product Warranties; Product Liability. Section 3.23 of the Company Disclosure Letter provides a complete list of all Products. To the Company’s Knowledge, it has not committed any act or made any omission that could reasonably be expected to result in, nor do any facts or circumstances exist which could reasonably be expected to give rise to, (a) any product liability claims not covered by insurance (other than customary deductibles or self-retention amounts under such insurance policies), (b) any costs (individually or in the aggregate) to cure any breach of warranty or failure to meet product or service specifications, or (c) any other material product liability or warranty claims. The Company has not received any unresolved written claims alleging breach of product warranty or any injury to persons or property arising from any sale of goods, Products, or any related products or services which have ever been sold. The Company has not received any written notice nor does it otherwise have Knowledge of any claim that it is under any liability with respect to the return of Products other than in the ordinary course of business consistent with past practice.

3.24 Accounts Receivable; Inventories. All accounts receivable have arisen from bona fide transactions entered into in the ordinary course of business consistent with past practice. The inventories of the Company reflected on the Company Balance Sheet or acquired subsequent to the date of the Company Balance Sheet consist of (or until disposed of in the ordinary course of business consisted of) items of a quality and quantity usable and/or salable in the normal course of business, except for any items of inventory that are obsolete, below standard quality or not salable in the normal course of business and that have been written down to net realizable market value. The values at which said inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policy of the Company, which is to state inventory at cost or market, whichever is lower, on a first-in, first-out basis. The Company has no damaged, defective, slow-moving or obsolete items or items of below standard quality included in their inventories, except in each case for which there are adequate reserves on the Company Balance Sheet.

3.25 Customers and Suppliers. The Company is not involved in any material claim or controversy with any of its customers or suppliers. Set forth on Section 3.25 of the Company Disclosure Letter is a complete list of (a) the Company’s ten (10) largest dollar-volume customers and (b) top ten (10) dollar-volume vendors, in each case for the years ended December 31, 2014 and December 31, 2015 and the six (6)-month period ended June 30, 2016. No customer which individually accounted for ten percent (10%) or more of the Company’s aggregate net revenues during the twelve (12)-month period ended June 30, 2016, and no supplier listed on Section 3.25 of the Company Disclosure Letter has canceled, materially diminished or otherwise terminated, or communicated any written threat to the Company to cancel, materially diminish or otherwise terminate its relationship with the Company, and the Company has no Knowledge of any basis for any of the foregoing.

3.26 Absence of Certain Commercial Practices. Neither the Company nor any officer, manager, director, employee, trustee, agent or representative of any of the foregoing, nor any Person acting on behalf of any of the foregoing, has given or agreed to give any (a) individual gift or similar benefit to any customer, supplier, physician, Governmental Entity (including any governmental employee or official) or any other Person who is or may be in a position to help, hinder or assist the Company or the Person giving such gift or benefit in connection with any actual or proposed transaction relating to the Company’s businesses, which gifts or similar benefits would individually or in the aggregate subject the Company or any officer, director, employee, agent or representative thereof to any criminal Action or violation of Law; (b) receipts from or payments to any governmental officials, physicians or employees in violation of Law; (c) bribes or kickbacks; or (d) any receipts or disbursements in connection with any unlawful boycott.

3.27 Banks. Section 3.27 of the Company Disclosure Letter sets forth (a) the name of each bank, trust company or other financial institution with which the Company has an account, credit line or safe deposit box, (b) the names of all Persons authorized to draw thereon or to have access to any safe deposit box, and (c) the purpose of each such account, credit line or safe deposit box. From and after Closing, the Company will separately furnish to Parent the passwords used to access such accounts, including those required for voice response and internet services.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent SEC Reports or the letter dated the date of this Agreement and delivered to the Company by Parent concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

4.1 Organization and Authority of Parent and Merger Sub.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by the Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent. The shares of Parent Common Stock to be issued as the Merger Consideration have been duly authorized by all necessary corporate action on the part of Parent and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by the Company and Merger Sub, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by the Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Merger Sub. This

Agreement has been duly executed and delivered by Merger Sub, and assuming due authorization, execution and delivery by the Company and the Parent, this Agreement constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to the rights of creditors generally.

(c) The Merger Sub has delivered to the Company complete and correct copies of the charter and bylaws of the Merger Sub as in effect as of the Closing Date.

(d) Section 4.1(d) of the Parent Disclosure Letter sets forth each Subsidiary of Parent as of the date hereof. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (other than pursuant to their respective organizational documents and applicable securities laws), and are duly authorized, validly issued, fully paid and nonassessable. Other than in the Subsidiaries of Parent, neither Parent nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

4.2 Capitalization.

(a) The authorized capital stock of the Parent consists of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of the date hereof, (i) 230,743,141 shares of Parent Common Stock are issued and outstanding, and (ii) no shares of Parent Preferred Stock are issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Parent Common Stock, nor the shares of Parent Common Stock to be issued as Merger Consideration, were or will be issued in violation of any preemptive rights or subject to any preemptive rights of any Person.

(b) Except as set forth in Section 4.2(b) of the Parent Disclosure Letter, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Parent, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Parent; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests. There are no outstanding contractual obligations or plans of the Parent to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Parent. There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Parent common stock may vote.

(c) Except as set forth in Section 4.2(c) of the Parent Disclosure Letter, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Parent or any contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Parent; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests. There are no outstanding contractual obligations of the Parent to transfer, issue, repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Parent.

(d) The authorized capital stock of the Merger Sub consists of 1,000 shares of common stock. As of the date hereof, there are 1,000 shares of common stock outstanding, all of which are held by the Parent. All of the shares of Merger Sub common stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the Merger Sub shares were issued in violation of any preemptive rights or is subject to any preemptive rights of any Person. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for or purchase from the Merger Sub, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (i) any capital stock or other ownership interests of the Merger Sub; or (ii) any securities convertible into or exchangeable for any such capital stock or other ownership interests.

(e) The Parent has good title to, and is the sole record and beneficial owner of, 100% of the issued and outstanding shares of the Merger Sub and such shares are free and clear of any and all Encumbrances. The Parent is not a party to any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of the Merger Sub owned by the Parent other than such which will terminate upon the consummation of the transactions contemplated by this Agreement.

4.3 Litigation; Compliance with Laws.

(a) To the Knowledge of the Merger Sub, there is no Action pending or threatened against or affecting the Merger Sub or any of its assets.

(b) To the Knowledge of the Parent or the Merger Sub, neither the Parent nor the Merger Sub (i) is in violation of any applicable Law in any material respect or (ii) or in default in any material respect of any Order to which it, or its properties or assets (owned or used), is subject. To the Knowledge of the Merger Sub, at all times since inception, Merger Sub has been in compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

(c) To the Knowledge of the Parent and except as may be set forth in the Parent’s filings with the SEC, there is no Action pending or threatened against or affecting the Parent or any of its assets.

4.4 No Conflict; Governmental Consents.

(a) The execution, delivery and performance of this Agreement by the Parent and Merger Sub do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Parent or Merger Sub, (ii) conflict with or violate in any material respect any Law or Order applicable to any of the Parent or Merger Sub, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other material Contract to which the Parent or Merger Sub is a party or by which any of its assets or properties is bound or affected.

(b) The execution, delivery and performance of this Agreement by the Parent and Merger Sub does not and will not require any Approval or Order of any Governmental Entity, other than the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings as may be required by any applicable federal or state securities or blue sky Laws.

4.5 SEC Reporting. Parent has filed or furnished all forms, reports, schedules, statements, exemptions, certifications and other documents (including all exhibits, amendments and supplements thereto, the “Parent SEC Reports”) required to be filed or furnished by it with the SEC pursuant to the Exchange Act or other applicable United States federal securities Laws. As of their respective dates, after giving effect to any amendments or supplements thereto, the Parent SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, if applicable, as the case may be, and, to the extent applicable, the Sarbanes-Oxley Act of 2002, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent contained in such Parent SEC Reports (the “Parent Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of filing or furnishing the applicable Parent SEC Report. To the Knowledge of the Parent, no investigation by the SEC with respect to the Parent, the Merger Sub or any of their respective officers or directors is pending or threatened. Parent has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Parent (x) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure, and (y) has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s outside auditors and the audit committee of the Board of Directors of Parent (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

4.6 Bad Actor Disqualification. The Parent has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any Disqualification Events. To the Parent’s knowledge, no Parent Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Parent has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Parent Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Parent; any predecessor or affiliate of the Parent; any director, executive officer, other officer participating in the offering, general partner or managing member of the Parent; and any beneficial owner of 20% or more of the Parent’s outstanding voting equity securities, calculated on the basis of voting power.

4.7 Undisclosed Liabilities. Except as disclosed in the Parent Financial Statements and the Parent SEC Reports, since March 31, 2016 through the date hereof, Parent has no liabilities (whether or not of a nature required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP) which are, individually or in the aggregate, material to Parent, except for (i) liabilities shown on the most recent Parent Financial Statements, (ii) liabilities which have arisen in the ordinary course of business since March 31, 2016, or (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

4.8 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any of the Parent, the Merger Sub, or any of their respective Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or such transactions.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Indemnification and Exculpation.

(a) Each of Parent, Merger Sub and the Company agree that, to the fullest extent permitted under applicable Law, all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers and employees of the Company, Parent and its Subsidiaries, and the fiduciaries currently indemnified under benefit plans of the Company, Parent and/or its Subsidiaries, or any Person who comes to serve in such capacity prior to the Effective Time, as provided in each of their respective certificates of incorporation, by-laws (or comparable organizational document) or other agreements providing indemnification, advancement or exculpation, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and no such provision in any certificate of incorporation, by-law (or comparable organizational document) or other agreement shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder to any such individual with respect to acts or omissions occurring at or prior to the Effective Time. In addition, from and after the Effective Time, all directors, officers and employees of the Parent and its Subsidiaries, and all fiduciaries currently indemnified under benefit plans of the Company, Parent and/or its Subsidiaries who become directors, officers, employees of Parent and/or its Subsidiaries or fiduciaries under benefit plans of the Parent and/or its Subsidiaries will be entitled to the indemnity, advancement and exculpation rights and protections afforded to directors, officers and employees of Parent and/or its Subsidiaries and to fiduciaries under benefit plans of the Parent and/or its Subsidiaries. From and after the Effective Time, Parent and its Subsidiaries will continue to honor and fulfill all obligations pursuant to any written indemnification agreements with any present and former director or officer of Company, Parent and/or its Subsidiaries in effect as of the date hereof. From and after the Effective Time, Parent shall cause the Surviving Entity to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.1 without limit as to time.

(b) From and after the Effective Time, Parent shall and shall cause its Subsidiaries to maintain directors’ and officers’ liability insurance on terms no less favorable in coverage and amount than any applicable insurance in effect for directors and officers of Parent and/or its Subsidiaries immediately prior to the Effective Time. The obligations in this Section 5.1(b) shall survive the Closing and shall not be terminated or modified in any manner that could reasonably be expected to adversely affect any person to whom this Section 5.1(b) applies without the consent of the Parent Representative.

(c) Notwithstanding any other provisions hereof, the obligations of Parent contained in Section 5.1 shall be binding upon the successors and assigns of Parent and/or its Subsidiaries. In the event Parent or any of its Subsidiaries, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or any such Subsidiary, as the case may be, honor the obligations set forth in Section 5.1.

5.2 Public Announcements. Until the Effective Time, no party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the SEC, the OTCBB or other applicable Law, provided that, in such case, Parent shall use its reasonable efforts to consult with the Company prior to issuing any such press release or public announcement. Following the Effective time, the Company and the Parent will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party, after consultation with counsel, determines is required by the rules of the SEC, the OTCBB or other applicable Law.

5.3 Tax-Free Reorganization Treatment. The parties to this Agreement intend that the Merger will qualify as a reorganization under Section 368(a) of the Code, and each shall not take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the Merger as a reorganization under Section 368(a) of the Code. Each party to this Agreement will report the Merger as a reorganization within the meaning of Section 368(a) of the Code for all Tax purposes, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its return for the taxable year of the Merger.

5.4 Lock-Up. Each of the Company and Parent shall obtain from those individuals listed on Schedule 5.4, a Lock-Up Agreement substantially in the form of Exhibit C (the “Lock-Up Agreements”).

5.5 Access to Information; Preservation of Records.

(a) From the date of this Agreement until the Effective Time, each of the Company and the Parent shall, and shall cause each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “Representatives”), to: (i) provide to the other party and the their respective Representatives access at reasonable times upon reasonable prior notice and in a manner that does not unreasonably disrupt or interfere with business operations, to the officers, employees, agents, properties, offices and other facilities of the other party and to the books and records thereof (including Tax Returns) and (ii) furnish promptly such information concerning the business, properties, offices and other facilities, Contracts, assets, liabilities, employees, officers and other aspects of the Company or the Parent, as applicable, as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.5(a) shall affect or be deemed to modify or limit any representation or warranty made in this Agreement. With respect to the information disclosed pursuant to this Section 5.5(a), each of the Company and the Parent shall comply with, and shall cause their Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated April 1, 2016, by and between the Company and the Parent.

(b) For a period of seven (7) years after the Effective Time, or for such longer period as required by applicable Law, Parent shall preserve and retain all corporate, accounting, tax, legal, auditing, human resources and other books and records of the Parent and each of its Subsidiaries relating to the conduct of the business and operations of the Parent and its Subsidiaries prior to the Closing Date. Notwithstanding any other provisions hereof, the obligations of Parent contained in this Section 5.5(b) shall be binding upon the successors and assigns of Parent and its Subsidiaries. In the event Parent or its Subsidiaries, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or its Subsidiaries, as the case may be, honor the obligations set forth in this Section 5.5(b).

5.6 Parent Directors and Officers. Parent shall take such action, including amending its bylaws, if necessary, as may be required to increase the authorized number of directors to eight (8) effective upon the Closing and to cause the appointment of the following as directors, effective upon the Closing: Peter Altman, Fernando Fernandez, Richard Krasno, Jay Moyes, Richard Pfenniger, Thomas Quertermous, Simon Stertzer, and Allan Tessler to hold board seats as set forth in Schedule 5.6. Prior to Closing, Parent shall obtain the resignations of its then current board members, such resignations to be effective upon closing. Parent shall take such action as may be required to appoint one of Messrs. Fernandez, Pfenniger or Krasno to each committee of Parent’s board, subject to the approval of the Parent

Representative, which shall not be unreasonably withheld. Parent shall also take such action as may be required to cause the officers set forth in Schedule 5.6 to be appointed to the offices opposite their names thereon effective immediately after the Closing Date, such officers to serve until their successors are duly elected and qualified or until their earlier death, removal or resignation.

5.7 Conversion or Termination of Derivative Securities and Agreement. At or prior to the Closing, the Company shall cause to occur each of the Preferred Conversion, the Note Conversion and the Warrant Termination and shall cause the termination of the Company’s Amended and Restated Investor’s Rights Agreement dated as of June 6, 2011.

5.8 Registration Statement on Form S-8. As soon as commercially practicable following the Closing, Parent shall file a Registration Statement on Form S-8 (the “Form S-8”) under the Securities Act covering the Parent Common Stock issuable pursuant to the Company Adjusted Options, Parent Stock Options and other equity awards granted under Parent’s 2010 Equity Incentive Plan, which Form S-8 shall also provide for the resale of restricted Parent Common Stock by the individuals and in the amounts listed on Schedule 5.8 to this Agreement in accordance with General Instruction C to Registration Statement on Form S-8 under the Securities Act.

5.9 No Additional Representations or Warranties. Each of Parent, Merger Sub and the Company acknowledges that the other parties have not made any representation, warranty or covenant, express or implied, as to the accuracy or completeness of any information regarding any of them, except as expressly set forth in this Agreement or the Company Disclosure Letter or Parent Disclosure Letter. SUBJECT TO ANY RIGHTS ANY PARTY MAY HAVE UNDER LAW OR EQUITY WITH RESPECT TO FRAUD OR WILLFUL CONCEALMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW, IN EQUITY, OR OTHERWISE, IN RESPECT OF PARENT, MERGER SUB OR THE COMPANY, AS APPLICABLE, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EACH SUCH PARTY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

ARTICLE VI

COVENANTS

6.1 Covenants. From and after the date of this Agreement until the Effective Time, each of the Company and the Parent covenant and agree that (except as expressly contemplated or permitted by this Agreement, as required by Law, or to the extent that the other party shall otherwise previously consent in writing, such consent not to be unreasonably withheld or delayed):

(a) Ordinary Course. Each of the Company and the Parent shall conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, each of the Company and the Parent shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing permits and to timely submit renewal applications (as applicable), subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to preserve their relationships with Governmental Entities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws, orders and permits of all Governmental Entities applicable to them.

Insofar as the provisions of this Section 6.1(a) and Section 6.1(e) apply to Parent and Merger Sub, such provisions shall be construed and applied on a basis that recognizes that neither Parent nor Merger Sub is involved in the operation of any business or property.

(b) Appropriate Action. Each of the Company and the Parent shall use their commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or to avoid any Action or Order by any Governmental Entity, in each case in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) give any notices to third parties, and use their commercially reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and (iv) promptly make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under the Exchange Act, the Securities Act and any other applicable Laws; provided, that the Company and Parent shall cooperate with each other in all respects in connection with preparing and filing the filings made or required to be made with the SEC in connection with the transactions contemplated by this Agreement.

(c) Company Stockholders’ Consent; Company Board Recommendation. The Company will (i) within one (1) day after the execution and delivery of this Agreement, obtain and deliver (A) the written consent of a sufficient number of stockholders of Company (each of whom shall be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (each, an “Accredited Investor”)) to make the Company Stockholder Approval effective at such time, and (B) an investor representation letter to Parent substantially in the form of Exhibit D (each, an “Investor Letter”) from each such consenting stockholder of the Company, and (ii) thereafter distribute an information statement to all stockholders of Company, including such stockholders that are not Accredited Investors, as soon as reasonably practicable. The information statement distributed to stockholders that are not Accredited Investors shall include all information required to be disclosed to non-Accredited Investors in accordance with the Securities Act and other applicable Law. The Company will also use commercially reasonable efforts prior to the Closing to obtain an executed Investor Letter from each other stockholder of the Company who is an Accredited Investor. Neither the Company’s board of directors nor any committee thereof shall withdraw, amend, modify or materially qualify the Company Board Recommendation, or make any public statement inconsistent with the Company Board Recommendation.

(d) Preparation of the Form 8-K. As promptly as practicable after the date hereof, Parent, Merger Sub and the Company shall cooperate and work together in good faith to prepare one or more current reports on Form 8-K under the Exchange Act (including any amendments thereof, the “Form 8-K”) as required by the SEC for disclosure of the transactions contemplated hereby, such Form 8-Ks to be filed by Parent with the SEC, from time to time after the Closing, as required by Law. Such Form 8-Ks shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and shall contain all information regarding the Parent, the Merger Sub, the Company and the transactions contemplated herein as would be required to be contained in a General Form for Registration of Securities on Form 10, including the consent of the Parent’s and the Company’s independent accountants as to the filing of the Parent’s and the Company’s financial statements contained therein, except that the Parent and the Company shall be permitted to defer the filing of pro forma financial information to the extent permitted to do so under applicable Law. The Company shall furnish all information concerning the Company as the Parent may reasonably request in connection with the preparation of the Form 8-Ks.

(e) Negative Covenants. None of the Company, Parent or Merger Sub shall do any of the following, or agree to do any of the following, prior to the Effective Time, except as set forth in Schedule 6.1(e):

(i) Cause, permit or propose any amendments to their certificate of incorporation or other organizational documents;

(ii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(iii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock, except repurchases of unvested shares in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(iv) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than issuances of capital stock upon the exercise of stock options, warrants or other analogous rights in accordance with their terms;

(v) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets other than in the ordinary course of business or otherwise make any capital expenditure, or commit to make any capital expenditure;

(vi) Sell, lease, transfer, license, mortgage, pledge, permit to become subject to Encumbrances or otherwise dispose of any properties or assets except in the ordinary course of business;

(vii) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, guarantee any debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person;

(viii) Make any loans, advances or capital contributions to, or investments in, any other Person;

(ix) Enter into, amend, modify or terminate, or waive, release or assign any rights under any agreement, contract or commitment material to the business, results of operation or financial condition of the Company or the Parent, as applicable, other than in the ordinary course of business, consistent with past practice;

(x) Waive or release any material right or claim of the Company or the Parent, as applicable, including any write-off or other compromise of any account receivable, or otherwise discharge any liability of the Company or the Parent, as applicable;

(xi) Cancel, amend (other than in connection with the addition of customers and suppliers to such insurance policies from time to time in the ordinary course of business consistent with past practices) or fail to renew (on substantially similar terms) any insurance policy of the Company or the Parent, as applicable;

(xii) Enter into any Contract to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or materially alter, amend or modify, or violate or terminate any of the terms of any lease;

(xiii) Commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation by or against the Company or the Parent, as applicable, other than to enforce or preserve its rights under this Agreement;

(xiv) Except as required by GAAP, make any material change in its methods or principles of accounting;

(xv) Make any Tax election or Tax accounting method change that is reasonably likely to adversely affect the Tax liability of the Company or the Parent, as applicable, settle or compromise any material income Tax liability or consent to any extension or waiver of any limitation period with respect to any Tax;

(xvi) Other than pursuant to agreements outstanding on the date hereof, or as may be required by applicable Law, adopt or amend any employee benefit plan, policy or arrangement, or stock option plan, or enter into any employment contract or collective bargaining agreement, or pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee (including rights to severance or indemnification) of its directors, officers, employees or consultants;

(xvii) Other than pursuant to agreements, policies, or arrangements outstanding or existing on the date hereof, or as may be required by applicable Law, grant any severance or termination pay (cash, equity or otherwise) to any officer, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof; or

(xviii) take any action to accelerate or otherwise modify the vesting schedule of any of the outstanding stock options;

(xix) enter into, amend, or terminate any Material Contract, or any material provision thereof, including any Contract or provision related to Company Intellectual Property;

(xx) agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Parent, Merger Sub or the Company, as the case may be, to consummate the transactions contemplated by this Agreement;

(xxi) enter into or amend any agreement or arrangement with any Affiliate;

(xxii) accelerate or delay payables or receivables;

(xxiii) Except for selling and issuing Company 2016 Convertible Notes and amending the 2015 Convertible Notes, incur any expenses or undertake any obligations or Liabilities other than in the ordinary course of business consistent with past practices; and

(xxiv) take, commit, or agree in writing or otherwise to take, any of the actions described in each of the above clauses of this Section 6.1(e).

6.2 Notices from or to Governmental Entities. Subject to applicable Laws relating to the exchange of information, each party will promptly furnish to the other parties copies of all written communications (and memoranda setting forth the substance of all material oral communications) received by such party, or any of their respective Subsidiaries, affiliates or associates (as such two terms are defined in Rule 12b-2 under the Exchange Act), from any Governmental Entity relating to or in respect of the transactions contemplated under this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Entity.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Obligations of the Parent and Merger Sub. The obligations of the Parent and Merger Sub to close the transactions set forth in this Agreement is expressly made subject to the satisfaction or waiver by the Parent of the following conditions:

(a) Representations and Warranties. Except as set forth in or modified by the Company Disclosure Letter, the representations and warranties made by the Company in Article III shall be true and correct in all material respects (disregarding any standards of materiality contained in such representations and warranties) as of the date of the Closing, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (disregarding any standards of materiality contained in such representations and warranties).

(b) Covenants. The Company shall have performed or complied with all covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing.

(c) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval for the consummation of the Merger.

(d) No Injunctions or Restraints. No (i) temporary restraining order or preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction preventing consummation of the Merger or (ii) applicable federal or state Law prohibiting consummation of the Merger (collectively, “Restraints”) shall be in effect.

(e) Preferred Conversion. All outstanding shares of Company Preferred Stock shall have converted to Company Common Stock prior to the Effective Time (the “Preferred Conversion”).

(f) Company Convertible Notes. All outstanding principal and accrued interest under the Company Convertible Notes shall have converted into Company Common Stock prior to the Effective Time (the “Note Conversion”).

(g) Lock-Up Agreements. The Company shall have delivered the Lock-Up Agreements to be delivered by it hereunder.

(h) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on the Company.

(i) Company Net Cash; Closing Statement. The Company shall have at least $3,500,000 in Company Net Cash as reflected on the Company’s Closing Statement, and the Closing Statement shall be satisfactory to Parent in its reasonable discretion.

(j) No Company Warrants. No Company Warrants shall be outstanding as of the Effective Time.

(k) Accredited Investors; Investor Letters. The Company shall have no more than 35 non-Accredited Investors as Company Stockholders and shall have delivered executed Investor Letters from Company Stockholders evidencing the foregoing.

(l) Dissenting Shares. The Company shall have delivered all notices required pursuant to Section 262 of the DGCL, all time periods for the exercise of dissenters’ rights thereunder shall have expired, and fewer that twenty percent (20%) of the Company Shares shall be Dissenting Shares.

(m) Financial Statements. The Company shall have delivered the (i) the Company’s audited balance sheets dated December 31, 2015 and December 31, 2014 and unaudited balance sheet dated June 30, 2016; and (ii) the Company’s audited statement of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2015 and December 31, 2014, and unaudited statements of operations, changes in stockholders’ equity and cash flows for the six-month period ended June 30, 2016, in each case, in form and substance satisfactory to Parent and Merger Sub in their sole discretion, and such Company Financial Statements, if so approved, shall be attached to Section 3.14 of the Company Disclosure Letter.

(n) Deliveries. All deliveries of the Company pursuant to Section 2.16 hereof shall have been made.

7.2 Conditions to Obligations of the Company. The obligations of the Company to close the transactions set forth in this Agreement is expressly made subject to the satisfaction or waiver by the Company of the following conditions:

(a) Representations and Warranties. Except as set forth in or modified by the Parent Disclosure Letter or Parent SEC Reports, the representations and warranties made by the Parent in Article IV shall be true and correct in all material respects (disregarding any standards of materiality contained in such representations and warranties) as of the date of the Closing, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (disregarding any standards of materiality contained in such representations and warranties).

(b) Covenants. The Parent and Merger Sub shall have performed or complied with all covenants and agreements contained in this Agreement to be performed or complied with by the Parent or Merger Sub, as applicable, on or prior to the Closing.

(c) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval for the consummation of the Merger.

(d) No Injunctions or Restraints. No Restraints shall be in effect.

(e) Lock-Up Agreements. The Parent shall have delivered the Lock-Up Agreements to be delivered by it hereunder.

(f) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on the Company.

(g) Parent Net Cash. Parent and Merger Sub, in the aggregate, shall have at least $19,500,000 in Parent Net Cash as reflected on Parent’s Closing Statement, and the Closing Statement shall be satisfactory to the Company in its reasonable discretion.

(i) Deliveries. All deliveries of the Parent and Merger Sub pursuant to Section 2.17 hereof shall have been made.

ARTICLE VIII

TAX MATTERS

8.1 Conveyance Taxes. Parent and Merger Sub shall pay and be solely responsible for any transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other party or parties to comply with the foregoing.

8.2 Pre-Closing Tax Returns. The Parent shall timely prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company required to be filed by the Company with respect to a period ending on or before the Closing Date (each such Tax Return, a “Pre-Closing Tax Return”). Parent and Merger Sub shall cause the Company to execute and timely file any Pre-Closing Tax Return prepared in accordance with this Section 8.2 that will be filed after the Closing Date. All such Pre-Closing Tax Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law. The Company the Merger Sub and the Parent will cooperate in good faith in connection with the exchange of information necessary for the preparation of all Pre-Closing Tax Returns.

8.3 Straddle Period. The Parent and Merger Sub shall timely prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company required to be filed by the Company, as the case may be, with respect to a period beginning before the Closing Date and ending after the Closing Date (a “Straddle Period”) relating to Taxes a portion of which is owed by the Company with respect to any pre-closing tax period or portion thereof (“Straddle Period Returns”). All Straddle Period Returns shall be prepared and filed in a manner consistent with the past practice of the Company unless otherwise required by applicable Law. The Company shall have the right to review and comment on each Straddle Period Return prior to the filing of such return. The Company, the Parent and the Merger Sub agree to consult and resolve in good faith any issues and comments arising as a result of the review of each Straddle Period Return, and mutually to consent to filing as promptly as possible to each Straddle Period Return. The cost of preparing all Straddle Period Returns shall be paid by the Parent or the Merger Sub.

8.4 Last Day of Taxable Period. If the Company is permitted under any applicable foreign, state or local income tax Law to treat the Closing Date as the last day of a taxable period of the Company, the Company, the Parent and the Merger Sub shall treat (and cause their respective Affiliates to treat) the Closing Date as the last day of such taxable period (i.e., a deemed closing of the books for Tax purposes). For all purposes under this Agreement, in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is allocable to the portion of the period ending on the close of the Closing Date shall be, in the case of Taxes that are based upon or related to income or receipts, be equal to the amount which would be payable if the taxable year ended on the Closing Date.

8.5 Tax Cooperation. The Company, the Parent and the Merger Sub shall, upon written request of the other, (i) each provide the other with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes or such returns, (ii) each retain and provide the other with any records or other information that may be relevant to such Tax Returns, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any such Tax Returns. Without limiting the generality of the foregoing, the Merger Sub and Parent shall retain until the applicable statues of limitations (including any extensions) have expired, copies of all Pre-Closing Tax Returns and Straddle Period Returns, supporting work schedules, and other records or information that may be relevant to such returns, and shall not destroy or otherwise dispose of any such records without first providing the Company with a reasonable opportunity to review and copy the same. Each party shall bear its own expenses in complying with the foregoing provisions.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of the Company and the Parent;

(b) by either the Company or the Parent:

(i) if the Merger shall not have been consummated by the date that is sixty (60) days from the date hereof (the “Outside Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose breach of any representation, warranty, covenant or agreement, or failure to perform any of its obligations under this Agreement, results in the failure of the Merger to be consummated by such time; or

(ii) if any Restraint shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint.

(c) by the Company, if the Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) is incapable of being cured by the Parent or Merger Sub, as applicable, or is not cured by the Parent or Merger Sub, as applicable, within 30 days following receipt of written notice from the Company of such breach or failure to perform, or (C) results in the Merger not being consummated by the Outside Termination Date; or

(d) by the Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1, (B) is incapable of being cured by the Company or is not cured by the Company within 30 days following receipt of written notice from the Parent of such breach or failure to perform or (C) results in the Merger not being consummated by the Outside Termination Date.

9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Parent as provided in Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of the Company or the Parent, except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its material breach of this Agreement; and provided that this Section 9.2, Section 5.2 and Article XI shall survive any such termination.

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations and Warranties. The representations and warranties of Parent, Merger Sub and the Company contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Effective Time for one (1) year following the Closing; provided that the representations and warranties set forth in Section 3.16(c) hereof shall survive until ninety (90) days after the due date of the final payment of the Maryland Stem Cell Grant Amount (or such later time that such payment is made and the full amount of such grant becomes nonrefundable thereunder). The Stockholder Representations shall survive indefinitely. Any and all claims for indemnification pursuant to Section 10.2 based upon a breach of a representation or warranty must be made in writing on or before the end of the survival period for the applicable representation or warranty for indemnification to be available therefor hereunder.

10.2 Indemnification.

(a) Subject to the provisions of this Article X, from and after the Effective Time, Parent hereby agrees to indemnify and hold harmless the Company Stockholders and, as applicable, the Company’s officers, directors, members, agents and representatives (each, a “Company Indemnified Party”) from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) (“Damages”) relating to or arising out of a breach of any representation or warranty made by Parent or Merger Sub hereunder.

(b) Subject to the provisions of this Article X, from and after the Effective Time, (i) the Company Stockholders hereby agree to severally and not jointly (it being understood that pro rata cancellation of Holdback Shares pursuant to Section 10.3 is inherently several), indemnify and hold harmless Parent and, as applicable, the current and former officers, directors, stockholders, agents and representatives of Parent and its Subsidiaries (each, a “Parent Indemnified Party”) from and against any and all Damages relating to or arising out of a breach of any representation, warranty or covenant made by the Company hereunder, and (ii) each Company Stockholder hereby agrees to indemnify and hold harmless each Parent Indemnified Party against a breach of any representation, warranty or covenant provided by such Company Stockholder in its Letter of Transmittal (each, a “Stockholder Representation”).

(c) Subject to the provisions of this Article X, from and after the Effective Time, Parent and Surviving Entity, jointly and severally, hereby agree to indemnify and hold harmless the Company Indemnified Parties and the Parent Indemnified Parties, as applicable, from and against any and all Damages relating to or arising out of any breach of any covenant made by the Parent or Surviving Entity hereunder to be performed following the Effective Time.

10.3 Holdback; Recourse.

(a) As security for the Company Stockholders’ indemnification obligations hereunder, Parent shall hold back the Indemnity Holdback Shares pursuant to the terms of this Article X. The Indemnity Holdback Shares shall be released and delivered to the Company Stockholders in accordance with the terms of this Agreement one (1) year after the Closing Date (such period, the “Holdback Period”), except with respect to a number of such Indemnity Holdback Shares as reasonably determined by the Parent Representative to be necessary to satisfy (i) any unresolved claim made pursuant to this Article X in writing prior to such release date, and/or (ii) any claim or potential claim related to Section 3.16(c) for which the survival period has not yet expired, in each case, which securities shall be held until such claim(s) or potential claim(s) are fully and finally resolved. Parent shall be entitled to recover the Damages for which the Company Stockholders are obligated to provide indemnification hereunder by cancellation of Indemnity Holdback Shares on a pro rata basis based on the number of such securities issued to each holder thereof and held back as Indemnity Holdback Shares (as adjusted for stock splits, combinations and similar transactions), and the aggregate number of Indemnity Holdback Shares subject to such cancellation shall be determined by dividing the amount of such indemnifiable Damages, as fully and finally determined to be due by the mutual agreement of the Parent Representative and the Company Representative or by a court of competent jurisdiction, as applicable, by the volume weighted average closing price per share of Parent Common Stock on the OTCBB or Eligible Market, as applicable, for the ten (10)-day period ending on the day prior to such determination (as adjusted for stock splits, combinations and similar transactions). At the end of the Holdback Period, delivery of any remaining Indemnity Holdback Shares released to the Company Stockholders pursuant to this Section shall be made pro rata based on the number of shares of Parent Common Stock issued to each holder thereof and held back by Parent (subject to any indemnification claims based upon breach by a Company Stockholder of its Stockholder Representations). Notwithstanding anything to the contrary set forth herein, recovery against the Indemnity Holdback Shares for breach of a Company Stockholder’s Stockholder Representations (i) shall be limited to cancellation of such Company Stockholder’s pro rata portion of the Indemnity Holdback Shares and (ii) shall not be the exclusive remedy of the Parent Indemnified Parties against such Company Stockholder for any such breach.

(b) Parent shall have the option to satisfy any of its indemnification obligations to Company Stockholders hereunder in cash or by issuing a number of additional shares of Parent Common Stock equal to the amount of such indemnifiable Damages, as fully and finally determined to be due by the mutual agreement of the Parent Representative and the Company Representative or by a court of competent jurisdiction, divided by the volume weighted average closing price per share of Parent Common Stock on the OTCBB or Eligible Market, as applicable, for the ten (10)-day period ending on the day prior to such determination. Any such payment of shares to Company Stockholders shall be issued to such Company Stockholders on a pro rata basis based on the number of shares of Merger Consideration issued to each such Company Stockholder.

10.4 Cap on Parent Indemnity. Notwithstanding anything to the contrary set forth herein, but subject to the provisions of Section 10.6, Parent shall have no liability for any indemnification obligation it may have hereunder for breach of a representation or warranty in excess of $2,500,000 (with respect to Parent, the “Liability Cap”).

10.5 Cap on Company Stockholder Indemnity. Notwithstanding anything to the contrary set forth herein, but subject to the provisions of Section 10.6, the Company Stockholders shall have no liability for any indemnification obligation they may have hereunder for breach of representations or warranties made by the Company in excess of the amount that may be recovered by the Parent Indemnified Parties by resort to the Indemnity Holdback Shares (with respect to the Company Stockholders, the “Liability Cap”). No Company Stockholder shall have liability for breaches of representations or warranties made by the Company in excess of such Company Stockholder’s pro rata amount of Damages or in excess of the Merger Consideration received by such Company Stockholder, except in the event of fraud by such Company Stockholder or a breach of such Company Stockholder’s Stockholder Representations.

10.6 Basket and Cap. Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of this Section 10.6, no Parent Indemnified Party shall be entitled to indemnification for any breach of any representation or warranty made by the Company hereunder until the sum of all such Damages suffered by the Parent Indemnified Parties in the aggregate exceed $175,000 (the “Basket Amount”), in which case the Parent Indemnified Parties shall be entitled to indemnification for the full amount of all such Damages. Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of this Section 10.6, no Company Indemnified Party shall be entitled to indemnification with respect to any Damages for any breach of any representation or warranty made by Parent and Merger Sub hereunder until the sum of all such Damages suffered by the Company Indemnified Parties in the aggregate exceed the Basket Amount, in which case the Company Indemnified Parties shall be entitled to indemnification for the full amount of all such Damages. Notwithstanding the foregoing, neither the Basket Amount nor the applicable Liability Cap shall apply to (a) breaches of the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8, 3.11, 3.16(c), 3.18(b)-(g), 4.1, 4.2, or 4.8, (b) fraud and (c) for the avoidance of doubt, any breach of a Stockholder Representation; provided, however, that any recovery against a particular Company Stockholder for a breach of a Stockholder Representation shall be limited to such Company Stockholder’s pro rata portion of the Merger Consideration; provided, further, that in the event that a Company Stockholder commits fraud, such Company Stockholder shall be liable to the Parent Indemnified Parties for the full amount of Damages to the extent resulting from, arising out of or related to such Company Stockholder’s fraud. All claims by Parent Indemnified Parties for Damages pursuant to Section 10.2(b) shall be recovered (i) first, against the Indemnity Holdback Shares (and any amounts in respect of such Indemnity Holdback Shares held back pursuant to Section 2.9(d)), and (ii) second, directly from the Company Stockholders.

10.7 Sole Remedy. The parties acknowledge and agree that, in lieu of any other rights and remedies to which they would otherwise be entitled, the rights of the parties under this Article X shall be the sole and exclusive remedy of the parties from and after the Effective Time for any and all breaches of the representations, warranties and covenants of the parties set forth herein or for any other liability or obligation of the parties arising out of this Agreement or the transactions contemplated hereby; provided, however, (i) the foregoing shall not apply in the case of a party seeking specific performance or injunctive or other equitable relief pursuant to Section 11.18, and (ii) no party shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent (A) such rights, claims, causes of action or remedies may not be waived under applicable Laws, or (B) fraud is proven on the part of a party by another party hereto. Subject to the foregoing qualifications, the Parent Indemnified Parties’ sole recourse for indemnification claims hereunder with respect to breaches of the Company’s representations, warranties and covenants hereunder shall be to recover against the Holdback Shares; provided, however, for the avoidance of doubt, this section shall not limit the recourse of the Parent Indemnified Parties for breach of a Stockholder Representation, fraud, or breach of any covenant made by the Parent or Surviving Entity hereunder to be performed following the Effective Time.

10.8 Calculation of Damage. The amount of any Damages for which indemnification is provided hereunder shall be (i) net of any reserves, liability accruals or other provisions for such Damages reflected on the Company Financial Statements or the Parent Financial Statements, as applicable, except otherwise provided herein, and (ii) net of any amounts received by the Company Indemnified Party or the Parent Indemnified Party seeking indemnification hereunder with respect to such Damages under insurance policies or from third parties pursuant to rights to indemnification or contribution, reimbursement, offset or other recovery.

10.9    Right to Indemnification Not Affected by Knowledge or Waiver. The right to indemnification hereunder based upon breach of representations, warranties, or covenants will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, or covenant.

ARTICLE XI

GENERAL PROVISIONS

11.1 Amendments; Waivers. This Agreement and any schedule, disclosure letter, or exhibit attached hereto may be amended only by agreement in writing of all parties, the Company Representative and the Parent Representative. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

11.2 Schedules; Exhibits; Integration. Each disclosure letter (or section thereof), schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although disclosure letter and schedules need not be attached to each copy of this Agreement. This Agreement, together with such disclosure letters, schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

11.3 Governing Law This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located within the District of Delaware with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in any manner as may be permitted by applicable Law or otherwise in accordance with the notice provisions hereof, shall be valid and sufficient service thereof. With respect to any particular Action arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any Delaware State court or any federal court of the United States of America sitting in the District of Delaware.

11.4 No Assignment. Neither this Agreement nor any rights or obligations under it are assignable without the express written consent of the Company and the Parent.

11.5 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

11.6 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in two or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

11.7 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 5.1 and Article X. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

11.8 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, (c) mailed by certified mail, postage prepaid, return receipt requested, or (d) delivered by overnight courier, as follows:

If to Parent, Merger Sub or Parent Representative, addressed to:

Steve Rubin

c/o The Frost Group, LLC

4400 Biscayne Boulevard

Suite 1500

Miami, Florida 33137

Fax:     (305) 575-6444

With a copy (which shall not constitute notice) to:

Akerman LLP

350 East Las Olas Blvd.

Suite 1600

Fort Lauderdale, FL 33301

Attn: Teddy Klinghoffer and Mary V. Carroll

Fax: (305) 349-4764

If to the Company, addressed to:

BioCardia, Inc.

125 Shoreway Rd

San Carlos, CA 94070

Attn: Peter Altman

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attn: Michael Danaher

If to the Company Representative, addressed to:

Jay Moyes

930 Tahoe Blvd. #802-422

Incline Village, NV, 89451

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attn: Michael Danaher

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 11.8 and an appropriate confirmation is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails by certified mail, return receipt requested, with postage prepaid and addressed as aforesaid, (iii) or if given by overnight courier, the day after deposit with such courier, with charges prepaid, (iv) if given by any other means, when actually delivered at such address.

11.9 Remedies; Waiver. Except as otherwise provided herein, and to the extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

11.10 Attorney’s Fees. In the event of any Action by any party to enforce against another party a right or claim under this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs and expenses, including reasonable out-of-pocket attorneys’ fees and expenses, incurred by the prevailing party in connection with any such litigation, including any appeal therefrom, and no arbitrator shall have authority to make an award of attorney’s fees in contravention of this provision.

11.11 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

11.12 Entire Agreement. This Agreement constitutes and includes that entire agreement of the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No promise or representation of any kind has been made to any of the parties to this Agreement by any other party or parties to this Agreement or anyone acting for any of such parties, except as is expressly stated in this Agreement.

11.13 Time is of the Essence. Time is of the essence in interpreting and enforcing this Agreement.

11.14 Disclosure Letter. A disclosure in any particular Section of the Company Disclosure Letter or Parent Disclosure Letter, or in the Parent SEC Reports by Parent, or otherwise in this Agreement shall constitute disclosure of such information in any and all other Sections of the Company Disclosure

Letter or Parent Disclosure Letter, as applicable, in which the same information may be required to be included in accordance with the terms of this Agreement and shall limit and qualify all representations and warranties of the disclosing party to which such information may apply so long as, in each case, the applicability of the disclosures to such other Sections of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, or representations and warranties is reasonably apparent on its face from the information set forth therein. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.15 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.16 Designation of the Company Representative.

(a) Designation. Jay Moyes is hereby designated to serve as the Company Representative with respect to the matters expressly set forth in this Agreement to be performed by the Company Representative.

(b) Authority. The Company Representative is hereby irrevocably appointed as the agent, proxy and attorney-in-fact for each of the Company Securityholders for all purposes of this Agreement and any other agreement entered into in connection herewith (including the full power and authority on such Person’s behalf (i) to consummate the transactions contemplated herein, (ii) to resolve or settle any adjustments or issues relating to Company Net Cash or any component thereof, Parent Net Cash or any component thereof and the Final Exchange Ratio, (iii) to receive notices, service of process and other deliverables hereunder on behalf of such Person, (iv) to execute and deliver on behalf of such Person any amendment or waiver hereto or to any other agreement contemplated hereunder, (v) to take all other actions to be taken by or on behalf of such Person in connection herewith, (vi) to dispute, compromise, settle and pay any claims made in connection with this Agreement or the transactions contemplated hereunder, including any claims for indemnification that would have the effect of reducing or canceling any of the Holdback Shares, (vii) to retain legal and other professional advisors on behalf of, and at the expense of the Company Securityholders in connection with its actions hereunder, (viii) to make any calculations required under this Agreement (including calculations with respect to Company

Net Cash, Parent Net Cash and the Final Exchange Ratio or any indemnification obligation), and (ix) to do each and every act and exercise any and all rights which such Person or the Company Securityholders are permitted or required to do or exercise under this Agreement. Such agency, proxy and attorney-in-fact and all authority granted hereunder are coupled with an interest, are therefore irrevocable without the consent of the Company Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Person. If, after the execution of this Agreement, any Company Securityholder dies, dissolves or liquidates or becomes incapacitated or incompetent, then the Company Representative is nevertheless authorized, empowered and directed to act in accordance with this Agreement as if that death, dissolution, liquidation, incapacity or incompetency had not occurred and regardless of notice thereof. All decisions and actions by the Company Representative shall be binding upon all of the Company Securityholders, and no Company Securityholder shall have the right to object, dissent, protest or otherwise contest the same.

(c) Authority; Indemnification. The Parent Representative, Parent, Merger Sub and Surviving Entity shall be entitled to rely on any action taken by the Company Representative, on behalf of the Company Securityholders pursuant to Section 11.16(b) (each, for purposes of this Section 11.16, an “Authorized Action”), and each Authorized Action shall be binding on each Company Securityholder as fully as if such Person had taken such Authorized Action. Each of the Parent Representative, Parent, Merger Sub and Surviving Entity agrees that the Company Representative, solely in its capacity as the Company Representative, shall have no Liability to any of them for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or bad faith. Each Company Securityholder severally, for itself only and not jointly, will indemnify and hold harmless the Company Representative against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Company Representative in connection with any Action to which the Company Representative is made a party by reason of the fact it is or was acting as the Company Representative pursuant to the terms of this Agreement.

(d) Duties of the Company Representative. The Company Representative hereby accepts its obligations under this Agreement. The Company Representative shall have only the duties expressly stated in this Agreement, and shall have no other duty, express or implied. The Company Representative is not, by virtue of serving as Company Representative, a fiduciary of the Company Securityholders or any other Person.

(e) Exculpation. The Company Representative shall not be liable to any Company Securityholder for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Company Representative shall not be relieved of any Liability imposed by Law for fraud or bad faith. The Company Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Company Representative nor any agent employed by it shall incur any Liability to any Company Securityholder by virtue of the failure or refusal of the Company Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

(f) Letter of Transmittal. Any Company Securityholder that executes and delivers a Letter of Transmittal will become a Party to this Agreement and shall be subject to all of the terms and conditions of this Agreement applicable to it as a Company Securityholder hereunder and under the Letter of Transmittal, including the making of the Stockholder Representations.

(g) No Fees to or Compensation of the Company Representative. The Company Representative shall not be entitled to and shall not charge or collect from the Company Securityholders or any other Person any fees or other compensation for its services as the Company Representative under this Agreement. The Company Representative, however, shall be entitled to reimbursement from the Company Securityholders (on a pro rata basis) for its reasonable out-of-pocket expenses incurred in connection with its services as the Company Representative under this Agreement.

(h) Replacement of the Company Representative. If the Company Representative resigns or is otherwise unable or unwilling to serve in such capacity, then the members of Parent’s board of directors who were Affiliates of the Company prior to the Closing will appoint a new Person to serve as the Company Representative. Until such appointment is effective, the Parent Representative, Parent, Merger Sub and Surviving Entity will be entitled to rely on the actions and statements of the previous Company Representative.

11.17 Designation of the Parent Representative.

(a) Designation. From time to time, the directors of Parent who were not Affiliates of the Company prior to the Closing Date shall appoint a representative to act on behalf of and represent the interests of the Parent hereunder (the “Parent Representative”) with respect to the matters expressly set forth in this Agreement to be performed by the Parent Representative. The initial Parent Representative shall be Steven Rubin.

(b) Authority. The Parent Representative will have full and exclusive power and authority to take or refrain from taking action, and to make determinations, in each case, on behalf of the Parent for all purposes of this Agreement (i) to resolve or settle any adjustments or issues relating to Company Net Cash or any component thereof, Parent Net Cash or any component thereof and the Final Exchange Ratio, (ii) to dispute, compromise, settle and pay any claims made in connection with this Agreement or the transactions contemplated hereunder, including any claims for indemnification, and (iii) to take any other actions or do any and all other things in furtherance of the foregoing. All decisions and actions by the Parent Representative shall be binding upon the Parent.

(c) Expenses; Indemnification. The Company Representative shall be entitled to rely on any action taken by the Parent Representative pursuant to Section 11.17(b) (each, for purposes of this Section 11.17, an “Authorized Action”). The Parent Representative, solely in its capacity as the Parent Representative, shall have no Liability to the Parent or any other Person for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or bad faith. The Parent shall pay all expenses of the Parent Representative and shall indemnify and hold harmless the Parent Representative against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Parent Representative in connection with any Action to which the Parent Representative is made a party by reason of the fact it is or was acting as the Parent Representative pursuant to the terms of this Agreement.

(d) Duties of the Parent Representative. The Parent Representative shall have only the duties expressly stated in this Agreement, and shall have no other duty, express or implied. The Parent Representative is not, by virtue of serving as Parent Representative, a fiduciary of the Parent or any other Person.

(e) Exculpation. The Parent Representative shall not be liable to the Parent or any other Person for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Parent Representative shall not be relieved of any Liability imposed by Law for fraud or bad faith. The Parent Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Parent Representative nor any agent employed by it shall incur any Liability to the Parent or any other Person relating to the performance of its duties hereunder, except for actions or omissions constituting fraud or bad faith.

(f) No Fees to or Compensation of the Parent Representative. The Parent Representative shall not be entitled to and shall not charge or collect from the Parent or any other Person any fees or other compensation for its services as the Parent Representative under this Agreement. The Parent Representative, however, shall be entitled to reimbursement from the Parent for its reasonable out-of-pocket expenses incurred in connection with its services as the Parent Representative under this Agreement.

(g) Replacement of the Parent Representative. If the Parent Representative resigns or is otherwise unable or unwilling to serve in such capacity, then the directors of Parent who were not Affiliates of the Company prior to the Closing Date will appoint a new Person to serve as the Parent Representative. Until such appointment is effective, the Company Representative will be entitled to rely on the actions and statements of the previous Parent Representative. The Parent Representative may only be removed and replaced by the directors of Parent entitled to appoint the Parent Representative.

11.18 Specific Performance. Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent, Merger Sub and the Company would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a party may be entitled at Law, a party shall be entitled to injunctive relief without the posting of any bond or other undertaking to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each party further waives any defense that a remedy at Law would be adequate in any Action for specific performance or injunctive relief hereunder.

11.19 Legal Representation.

(a) Each of the parties hereby agrees, on its own behalf and on behalf of its directors, shareholders, officers, employees and Affiliates, that following consummation of the transactions contemplated hereby, Akerman LLP (or any successor) may serve as counsel to the Parent Representative, Parent, or any director, stockholder, officer, employee or Affiliate of the Parent in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement, and each of the parties consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause its Affiliates to consent to and waive any conflict of interest arising from such representation. The parties further agree that, as to all communications among Akerman LLP, the Parent Representative and/or Parent in connection with the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence (and the right to waive or assert such privilege) belongs to the Parent Representative and may be controlled by the Parent Representative and shall not pass to or be claimed by Parent or the Surviving Entity or any of Parent’s Subsidiaries. The parties agree that Akerman LLP shall not, without the consent of the Parent Representative, be required to disclose to any Person, any advice given in connection with this Agreement and the transactions contemplated hereby.

(b) Each of the parties hereby agrees, on its own behalf and on behalf of its directors, shareholders, officers, employees and Affiliates, that following consummation of the transactions contemplated hereby, Wilson Sonsini Goodrich & Rosati P.C. (or any successor) may serve as counsel to the Company Representative, the Company Stockholders, or any Company officers, directors, members, agents or representatives in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement, and each of the parties consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause its Affiliates to consent to and waive any conflict of interest arising from such representation. The parties further agree that, as to all communications among Wilson Sonsini Goodrich & Rosati P.C., the Company Representative and/or Company in connection with the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence (and the right to waive or assert such privilege) belongs to the Company Representative and may be controlled by the Company Representative and shall not pass to or be claimed by Parent or the Surviving Entity or any of Parent’s Subsidiaries. The parties agree that Wilson Sonsini Goodrich & Rosati P.C. shall not, without the consent of the Company Representative, be required to disclose to any Person, any advice given in connection with this Agreement and the transactions contemplated hereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

PARENT:

TIGER X MEDICAL, INC.

By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Interim Chief Executive Officer

MERGER SUB:

ICICLE ACQUISITION CORP.

By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Chief Executive Officer

PARENT REPRESENTATIVE:

/s/ Steven Rubin
Steven Rubin

COMPANY:

BIOCARDIA, INC.

By:	/s/ Peter Altman
Name: Peter Altman
Title: Chief Executive Officer

COMPANY REPRESENTATIVE:

/s/ Jay Moyes
Jay Moyes

EXHIBIT A

CERTIFICATE OF MERGER

OF

ICICLE ACQUISITION CORP.

WITH AND INTO

BIOCARDIA, INC.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Icicle Acquisition Corp.	Delaware

BioCardia, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger, dated [●], 2016, by and among Tiger X Medical, Inc., a Delaware corporation, Icicle Acquisition Corp., BioCardia, Inc., and the other parties thereto (the “Merger Agreement”) has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That under the terms of the Merger Agreement, Icicle Acquisition Corp. will merge with and into BioCardia, Inc. and the name of the surviving corporation of the merger is BioCardia, Inc. (the “Surviving Corporation”).

FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall, by virtue of the merger, be amended and restated in its entirety as set forth on Exhibit A attached hereto.

FIFTH: That the executed Merger Agreement is on file at an office of the Surviving Corporation, the address of which is 125 Shoreway Road, Suite BSan Carlos, CA 94070.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Icicle Acquisition Corp. or the Surviving Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by an authorized officer, the [●] day of [●], 2016.

BIOCARDIA, INC.

By:
Name:
Title:

[Signature Page – Certificate of Merger]

Exhibit A

See attached.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIOCARDIA, INC.

FIRST: The name of this corporation shall be: BIOCARDIA, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Thousand (1,000) shares of Common Stock with a par value of $0.0001 per share.

FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SIXTH: Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

EIGHTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit not otherwise known to and approved by the Board of Directors. No amendment to or repeal of this Eighth Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: The corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification or advancement of expenses provided by, or granted pursuant to, Section 145 of the General Corporation Law of the State of Delaware, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or resolution adopted by the board of directors.

TENTH: The corporation shall not be governed by or subject to Section 203 of the General Corporation Law of the State of Delaware.

EXHIBIT B

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing

Common Shares of

BioCardia, Inc.

Surrendered pursuant to the Merger of Icicle Acquisition Corp.,

a wholly owned subsidiary of Tiger X Medical, Inc.

with and into

BioCardia, Inc.

Pursuant to that certain Agreement and Plan of Merger dated as of August     , 2016 (the “Merger Agreement”), by and among Tiger X Medical, Inc., a Delaware corporation (“Parent”), Icicle Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), BioCardia, Inc., a Delaware corporation (the “Company”), Jay Moyes, as the representative of the Company’s securityholders (“Company Representative”), and Steven Rubin, as the Parent Representative, Parent is acquiring the Company through the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. As a result of the Merger, each holder of Company Shares outstanding immediately prior to the Effective Time of the Merger is entitled to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Merger Consideration”) for such Company Shares, subject to the terms and conditions set forth in the Merger Agreement. In the case of any inconsistency between this Letter of Transmittal and the Merger Agreement, the Merger Agreement will control and supersede. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement, a copy of which has been provided to you by the Company. The accompanying Information Statement with Form 8-K contains important information about the Merger and the Merger Consideration. You should read the Information Statement with Form 8-K and the documents referenced therein before completing this Letter of Transmittal. Please read this Letter of Transmittal carefully along with the accompanying instructions and the Information Statement with Form 8-K.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented By Certificate(s)

Total number of shares:

[    ]         If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates.              (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 4, and 5)

To be completed ONLY if the new shares for surrendered Certificates is to be issued in the name of someone other than the undersigned.

Issue check to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4 and 5)

To be completed ONLY if the new shares for surrendered Certificates is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver check to:

Name:

(Please Print)

Address:

(Include Zip Code)

PLEASE READ CAREFULLY THE FOLLOWING AND THE ACCOMPANYING INSTRUCTIONS AND THE INFORMATION STATEMENT WITH FORM 8-K

The accompanying Information Statement with Form 8-K contains important information about the Merger and the Merger Consideration. You should read the Merger Agreement, Information Statement with Form 8-K and the documents referenced therein before completing this Letter of Transmittal. Please read this Letter of Transmittal carefully along with the accompanying instructions.

The undersigned stockholder hereby surrenders the certificate(s) formerly representing Company Shares set forth above in the box entitled “Description of Company Surrendered Certificates,” to Continental Stock Transfer & Trust Company (the “Exchange Agent”), in exchange for the Merger Consideration, on the terms and conditions of the Merger Agreement and this Letter of Transmittal, and does hereby irrevocably constitute and appoint the Exchange Agent as attorney to transfer the undersigned stockholder’s Company Shares on the books of the Company with full power of substitution.

The undersigned stockholder understands that the issuance of the Merger Consideration in exchange for the surrendered Company Shares will be made by the Exchange Agent on or about the Closing Date, or if later, once the surrender of certificate(s) is made in acceptable form; provided that such payment shall be subject to the holdback of shares by Parent for post-closing adjustment obligations and indemnification claims as set forth in the Merger Agreement.

The undersigned stockholder understands and, by execution of this Letter of Transmittal, agrees that this Letter of Transmittal and the issuance of the Merger Consideration in exchange for the surrendered Company Shares as a result of the Merger and pursuant to the Merger Agreement are subject to, and governed by, the terms and conditions of the Merger Agreement.

The undersigned stockholder acknowledges that the issuance of the Merger Consideration in exchange for the surrendered Company Shares constitute the entire and total consideration to which the undersigned stockholder is entitled pursuant to the terms of the Merger Agreement; provided, however, that the undersigned stockholder may in the future become entitled to release of Merger Consideration, which becomes available after determination of the post-closing adjustment obligations and indemnification claims, in each case, in accordance with the terms of the Merger Agreement.

IN ADDITION, THE UNDERSIGNED STOCKHOLDER UNDERSTANDS AND AGREES THAT COMPLETION AND DELIVERY OF THIS LETTER OF TRANSMITTAL CONSTITUTES WAIVER BY THE UNDERSIGNED STOCKHOLDER OF ANY APPRAISAL RIGHTS UNDER SECTION 262

OF THE DELAWARE GENERAL CORPORATE LAW WITH RESPECT TO ANY COMPANY SECURITIES SURRENDERED HEREWITH AND, TO THE EXTENT THE UNDERSIGNED STOCKHOLDER HAS PREVIOUSLY DEMANDED APPRAISAL RIGHTS, THE COMPLETION AND DELIVERY OF THIS LETTER OF TRANSMITTAL SHALL BE DEEMED A WRITTEN WITHDRAWAL OF THE UNDERSIGNED STOCKHOLDER’S DEMAND FOR APPRAISAL RIGHTS AND ACCEPTANCE OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT WITH RESPECT TO THE COMPANY SECURITIES SURRENDERED HEREWITH.

The undersigned stockholder understands that surrender of the Company Shares is not made until receipt by the Exchange Agent in a form reasonably satisfactory to the Parent and the Exchange Agent of this Letter of Transmittal duly completed and signed, together with all certificate(s) representing the Company Shares surrendered hereby and additional documentation reasonably required by this Letter of Transmittal, the Parent, and the Exchange Agent. The undersigned stockholder hereby acknowledges that delivery of the Letter of Transmittal shall be effected and risk of loss and title to the Company Shares shall pass only upon proper delivery thereof to the Exchange Agent.

By virtue of the execution of this Letter of Transmittal, the undersigned stockholder hereby acknowledges and agrees (a) to the irrevocable appointment of Jay Moyes as the Company Representative as agent and attorney-in-fact for and on behalf of each stockholder, pursuant to Section 11.16 of the Merger Agreement, which is incorporated herein by reference (b) that it shall be bound by all actions previously or hereafter taken by the Company Representative in connection with or related to the matters set forth in or contemplated by this Letter of Transmittal, the Merger Agreement and the other documents and agreements referenced therein, and hereby adopts, ratifies, confirms and approves in all respects all such actions, (c) to the limitations on the Company Representative’s liability and duties, in each case as set forth in the Merger Agreement, and (d) that consideration to be received by the undersigned stockholder in respect of its Company Shares shall be as set forth in the Merger Agreement.

The undersigned stockholder acknowledges and agrees, by virtue of the execution and delivery of this Letter of Transmittal, to be bound by the terms of the Merger Agreement applicable to him, her, or it, including, without limitation, all obligations with respect to the adjustment of the Exchange Ratio pursuant to Article II of the Merger Agreement and all indemnification obligations pursuant to Article X of the Merger Agreement.

The undersigned stockholder represents and acknowledges that he, she, or it (a) has read the Merger Agreement and this Letter of Transmittal; (b) has made such investigation of the matters pertaining to the Merger Agreement and this Letter of Transmittal as he, she, or it deems necessary and finds the terms of the Merger Agreement and this Letter of Transmittal to be satisfactory; (c) understands all of the Merger Agreement and this Letter of Transmittal’s terms; (d) executes the Merger Agreement and this Letter of Transmittal freely, voluntarily and without coercion, with full knowledge of its significance and the legal consequences thereof; (e) has had an adequate opportunity consult with legal counsel, business, financial, tax, and other advisors (or has freely decided not to consult with such advisors), and (f) has had an adequate opportunity to review and consider the terms of the Merger Agreement, this Letter of Transmittal, and the Information Statement with Form 8-K.

The undersigned stockholder hereby represents and warrants that:

(a)	the undersigned stockholder has full right, power, authority, and legal capacity to execute and deliver this Letter of Transmittal and to surrender, sell, assign and transfer the Company Shares represented by the certificate(s) being surrendered;

(b)	if the undersigned stockholder is a legal entity, (i) such stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) the execution, delivery, and performance of this Letter of Transmittal has been duly authorized by all requisite corporate or other action on the part of such stockholder, and (iii) none of the provisions of this Letter of Transmittal violate any provision of the organizational documents of the undersigned stockholder or any laws applicable to the undersigned stockholder;

(c)	the undersigned stockholder has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Company Shares, or any interest therein, to any other Person;

(d)	the undersigned stockholder, or the person on whose behalf the certificate(s) representing the Company Shares are being surrendered, has good and valid title to and is the beneficial owner of such Company Shares, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others whether imposed by agreement, law, equity, or otherwise (other than restrictions on transfer generally arising under any applicable federal and state securities laws);

(e)	the Company Shares surrendered herewith are the only shares of stock of the Company owned of record or beneficially by the undersigned stockholder;

(f)	this Letter of Transmittal constitutes a valid, legal and binding agreement of the undersigned stockholder, enforceable against the undersigned stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(g)	the decision of the undersigned stockholder to execute this Letter of Transmittal has been made by the undersigned stockholder based solely on its own review of this Letter of Transmittal and the Merger Agreement and independently of any other stockholder and independently of any information, materials, statements or opinions as to the terms and conditions of this Letter of Transmittal, the Merger Agreement, and the Information Statement with Form 8-K that may have been made or given by the Company, Parent, any other stockholder or by any agent, employee or other representative of the Company or Parent, and neither the Company, the Company Representative, any other stockholder, Parent nor any of their respective agents, employees or other representatives shall have any liability to the undersigned stockholder relating to or arising from any such information, materials, statements or opinions, except as expressly provided in a written agreement, if any, between or among such parties;

(h)	all information inserted into this Letter of Transmittal by the undersigned stockholder is complete and accurate.

IMPORTANT — STOCKHOLDERS SIGN HERE

(U.S. Holders Also Please Complete Substitute Form W-9 Below)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s): X

Area Code and Telephone Number:

Dated: , 2016

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 4)

Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS

(See Instruction 6)

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name: Address:
Check appropriate box:
	Individual/Sole Proprietor ☐	Corporation ☐
	Partnership ☐	Other (specify) ☐	Exempt from Backup Withholding ☐
	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.		SSN: OR EIN:
Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:                                             Date:                     , 2016

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature:                                                                                                                                                    Date:

EXHIBIT C

                    , 2016

Tiger X Medical, Inc.

10900 Wilshire Boulevard, Suite #1500

Los Angeles, CA 90024

Ladies and Gentlemen:

The undersigned understands that Tiger X Medical, Inc. (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, BioCardia, Inc. (“BioCardia”) and Icicle Acquisition Corp., a wholly-owned subsidiary of the Company, and the Company Representative and Parent Representative named therein. Pursuant to the Merger Agreement, and subject to the satisfaction of the conditions set forth therein, Merger Sub will merge with and into BioCardia with BioCardia continuing as the surviving entity and continuing its existence as a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, the holders of capital stock of BioCardia will receive shares of Company common stock (“Common Stock”) on the terms and conditions of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

As a condition precedent to the Merger, certain stockholders of the Company and certain stockholders of BioCardia, as well as the continuing directors and officers of the Company and its subsidiaries following the Merger, are required to enter into lock-up agreements. In consideration therefor, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, the undersigned will not, during the period ending on the date that is one year after the Effective Time of the Merger (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restrictions shall not apply to (a) securities acquired in open market transactions after the completion of the Merger, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by bona fide gift, will or intestacy; (ii) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution to the members, limited partners or equity holders of the undersigned; or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (b), (1) each transferee, trustee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement (this “Letter Agreement”) for the balance of the Lock-Up Period, and (2) (y) in the case of any transfer or distribution pursuant to clauses (b)(i), (ii) or (iv) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and (z) in the case of any transfer or distribution pursuant to clause (b)(iii) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; (c) the receipt by the undersigned from the Company of shares of Common Stock (the “Plan Shares”) upon the vesting of restricted stock awards or stock units or exercise of options to purchase the Company’s securities or the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-Up Period; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made within 30 days after the date of the Merger, and after such 30th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this Letter Agreement; (d) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities; (e) the conversion of the outstanding preferred stock of the Company into shares of Common Stock of the Company, provided that such shares of Common Stock remain subject to the terms of this Letter Agreement; or (f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this Letter Agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the consummation of the Merger, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Company, BioCardia and the Merger Sub are entering into the Merger Agreement and proceeding with the Merger in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Print Name

Title

Signature Page to Lock-Up Agreement

EXHIBIT D

ACCREDITED INVESTOR QUESTIONNAIRE

BioCardia, Inc. (the “Company”) will use the responses to this questionnaire to confirm the “accredited investor” status of its stockholders (the “Holders”) for purposes of U.S. federal and state securities laws. This accredited investor questionnaire does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

PART 1

INDIVIDUAL HOLDERS

For Holders who are individuals, please check the appropriate box(es) that indicates which of the following accurately describes your status:

☐	A.	The Holder’s individual net worth (excluding primary residence), or joint net worth with the Investor’s spouse (excluding primary residence), exceeds $1,000,000[1].

☐	B.	The Holder had an income in excess of $200,000 in each of the two most recent years, or joint income with the Holder’s spouse in excess of $300,000, in each of those years and has a reasonable expectation of reaching the same level of income in the current year.

☐	C.	The Holder does not satisfy any of the criteria set forth in paragraphs (A) or (B) above.

Date: , 2016
(Print name of Holder)

(Signature of Holder)

Mailing Address of Holder:

E-mail address

[1]	When determining your net worth, the value of your primary residence (i.e., the home where you live most of the time) should not be included as an asset. Indebtedness secured by your primary residence, up to its estimated fair market value at the time of the sale of the securities, should not be included as a liability (except that if the amount of the indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before that time, other than as a result of the acquisition of the primary residence, the amount of the excess should be included as a liability). Indebtedness secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the securities should be considered a liability and deducted from net worth.

PART 2

NON-INDIVIDUAL HOLDERS

Please check the appropriate box to indicate if any of the following accurately describes the Holder (the list continues on the next page). You may be required to provide additional verification reasonably acceptable to the Company or its counsel regarding your entity’s status or total assets.

☐	A corporation, partnership, Massachusetts or similar business trust or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

☐	An entity in which all of the equity owners are accredited investors (NOTE: you must attach a list of the shareholders, partners or beneficiaries of the undersigned, and the “accredited investor” category which each such shareholder, partner or beneficiary satisfies).

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

☐	A trust that may be amended or revoked at any time by the grantors and whose grantors are accredited investors (Those persons must complete Part I of this questionnaire).

☐	The Investor does not satisfy any of the criteria set forth in the above descriptions.

Date: , 2016
(Print name of Holder)

(Signature of Holder)

(Title)

Mailing Address of Holder:

E-mail address